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Exhibit 10.17

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT NO. 4611 (this "Agreement") is entered into as of March 21, 2005, by and between LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender") and NOVACARDIA, INC., a Delaware corporation ("Borrower") and sets forth the terms and conditions upon which Lender will lend and Borrower will repay money. In consideration of the mutual covenants herein contained, the parties agree as follows:

1.     DEFINITIONS AND CONSTRUCTION

        1.1    Definitions.    Initially capitalized terms used and not otherwise defined herein are defined in the California Uniform Commercial Code ("UCC").

"ACH" means the Automated Clearing House electronic funds transfer system.

"Advance" means a Loan advanced by Lender to Borrower hereunder.

"Basic Rate" means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to upward or downward adjustment as effective as of the day the Index is changed. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments. Notwithstanding the foregoing, in no event shall the Basic Rate be less than 7%.

"Borrower's Books" means all of Borrower's books and records, including records concerning Collateral, Borrower's assets, liabilities, business operations or financial condition, on any media, and the equipment containing such information.

"Collateral" means: (i) all property in which Lender now has or hereafter obtains a security interest or which is listed on any UCC-1 naming Borrower as Debtor in any capacity and Lender or an affiliate of Lender as Secured Party including Exhibit A attached hereto; and (ii) all products and proceeds of the foregoing, including proceeds of insurance and proceeds of proceeds; provided that, "Collateral" shall not include any of the following: (x) any Intellectual Property, provided, however, that the Collateral shall include all accounts and general intangibles and the resulting proceeds of such accounts and general intangibles that consist of rights to payment from the sale, licensing or disposition of all or any part of, or rights in, the Intellectual Property (the "Rights to Payment"). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the collateral shall automatically, and effective as of the date of this Agreement include the Intellectual Property only to the extent necessary to permit perfection of Lender's security interest in the Rights to Payment; or (y) any property of Borrower (a) that is nonassignable by its terms without the consent of another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9406 and 9408 of the UCC), or (b) the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically become part of the Collateral.

"Commitment" means $5,000,000.

"Commitment Fee" means $10,000.

"Commitment Termination Date" means the earliest to occur of (i) September 1, 2005; (ii) any Default or Event of Default, or (iii) in Lender's reasonable judgment, any adverse change in the management or composition of Borrower's Board of Directors after the date hereof.

"Control Agreement" means an agreement substantially in the form of Exhibit I or otherwise acceptable to Lender.

"Default" means any event that with the passing of time or the giving of notice or both would become an Event of Default.

"Default Rate" means the lesser of 5% per annum above the interest rate then in effect with respect to each Advance immediately before the relevant Event of Default or the highest rate permitted by applicable law.

"Disclosure Schedule" means the schedule attached as Schedule I hereto, as the same may be amended from time to time by Borrower.

"Event of Default" is defined in Section 8.

"Funding Date" means any date on which an Advance is made to or on account of Borrower hereunder.

"Indebtedness" means (i) all indebtedness for borrowed money or the deferred purchase of property or services; (ii) all obligations evidenced by notes, bonds, debentures or similar instruments, (iii) all capital lease obligations, and (iv) all contingent obligations, including guaranties and obligations of reimbursement or respecting letters of credit.

"Incumbency Certificate" means the document in the form of Exhibit E.

"Index" means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

"Intellectual Property" means all of Borrower's right, title, and interest in and to the following:

(a)
Copyrights, trademarks and patents;

(b)
Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

(c)
Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

(d)
The right, but not the obligation, to sue for and collect damages by way of past, present and future infringement of the intellectual property rights identified above, but excluding the recovery of such claims;

(e)
All licenses or other rights to use any of the copyrights, patents or trademarks which are proprietary to the Borrower, and

(f)
All amendments, renewals and extensions of any of the copyrights, trademarks or patents.

"Interest Margin" means (i) prior to the Loan Commencement Date, 4% per annum; or (ii) at the Loan Commencement Date, 1.75% per annum.

"Lender's Expenses" means all reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, modification, administration, or enforcement of the Loan or Loan Documents, or the exercise or preservation of any rights or remedies by Lender, whether or not suit is brought. Lender will apply deposits received before the date hereof, if any, towards Lender's Expenses.

"Lien" means any lien, security interest, pledge, bailment, lease, mortgage, hypothecation, conditional sales and title retention agreement, charge, claim, or other encumbrance.

"Liquidation Event" means any of: (1) a merger of Borrower with another entity unless (x) no Event of Default has occurred and is continuing or would exist after giving effect to the transaction and (y) the resulting entity provides an unconditional, unlimited guaranty of the Obligations in form and substance reasonably satisfactory to Lender and is of a credit quality reasonably acceptable to Lender; (ii) the sale of all or substantially all of Borrower's assets unless the acquiring entity provides an unconditional, unlimited guaranty of the Obligations in form and substance reasonably satisfactory to Lender and is of a credit quality reasonably acceptable to Lender; or (iii) any transaction (or series of related transactions) whereby the shareholders of Borrower owning at least 50% of the outstanding voting securities of Borrower immediately prior to such transaction(s) own less than 25% of the outstanding voting securities of Borrower immediately after such transaction(s) other than as a result of a bona fide equity financing with corporate, institutional or venture capital investors or the initial public offering of Borrower's capital stock.

"Loan" means all of the Advances, however evidenced, and all other amounts due or to become due hereunder.

"Loan Commencement Date" means September 1, 2005.

"Loan Documents" means, collectively, this Agreement, the Warrant, the Notes and all other documents, instruments and agreements entered into between Borrower and Lender in connection with the Loan, all as amended or extended from time to time.

"Negative Pledge Agreement" means an agreement in the form of Exhibit H.

"Note" means a Secured Promissory Note in the form of Exhibit B.

"Notice of Borrowing" means the form attached as Exhibit D.

"Obligations" means all Loans, debt, principal, interest, fees, charges, Lender's Expenses and other amounts, obligations, covenants, and duties owing by Borrower to Lender of any kind or description (whether pursuant to the Loan Documents or otherwise (with the exception of the Warrant), and whether or not for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any of the same obtained by Lender by assignment or otherwise.

"Permitted Indebtedness" means: (i) the Loan; (ii) unsecured trade debt incurred in the ordinary course of Borrower's business; (iii) Indebtedness secured by clause (ii) of Permitted Liens; (iv) Indebtedness secured by a Lien described in clause (v) of the defined term "Permitted Liens", provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness and is in an amount not to exceed $1,000,000; and (v) extensions, refinancings, and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Borrower.

"Permitted Liens" means: (i) Liens in favor of Lender; (ii) any Liens existing as of the date hereof and disclosed on the Disclosure Schedule; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided the same have no superior priority over Lender's Lien in the Collateral; (iv) Liens to secure payment of worker's compensation, employment insurance, old age pensions or other social security obligations of Borrower in the ordinary course of Borrower's business; (v) purchase money Liens (including for this purpose Liens incurred in connection with capital leases) (a) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment, or (b) existing on Equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the Equipment; (vi) licenses or sublicenses of Borrower's Intellectual Property granted in the ordinary course of Borrower's business and, with respect to any licenses where Borrower is the licensee, any interest or title of a licensor or sublicensor under any such license or sublicense; (vii) leases or subleases entered into in the ordinary course of Borrower's business, in connection with Borrower's leased premises or leased property; (viii) Liens in favor of other financial institutions arising in connection with Borrower's deposit accounts held at such institutions to secure standard fees for deposit services charged by, but not financing made available by such institutions and banker's liens, and rights of setoff incurred in the ordinary course of business; (ix) materialmen's, mechanics', repairmen's, employees' or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings; and (x) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) through (vii) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

"Regulated Substance" means any substance, material or waste the use, generation, handling, storage, treatment or disposal of which is regulated by any local or state government authority, including any of the same designated by any authority as hazardous, genetic, cloning, fetal, or embryonic.

"Responsible Officer" means each of the President, Chief Executive Officer and the Chief Financial Officer of Borrower.

"Term" means the period from and after the date hereof until the full, final and indefeasible payment and performance of all Obligations.

"Warrant" means the Warrant in favor of Lender and its affiliates to purchase securities of Borrower substantially in the form of Exhibit C.

        1.2    Interpretation.    References to "Articles," "Sections," "Exhibits," and "Schedules" are to articles, sections, exhibits and schedules herein and hereto unless otherwise indicated. "Hereof," "herein" and "hereunder" refer to this Agreement as a whole. "Including" is not limiting. All accounting and financial computations shall be computed in accordance with generally accepted accounting principles consistently applied ("GAAP"). "Or" is not necessarily exclusive. All interest computation interest shall be based on a 360-day year and actual days elapsed.

2.     THE LOANS

        2.1    Commitment.    Subject to the terms hereof, Lender will make Advances to Borrower up to the principal amount of the Commitment, before the Commitment Termination Date. Notwithstanding anything in the Loan Documents to the contrary, Lender's obligation to make any Advances or to lend the undisbursed portion of the Commitment shall terminate on the Commitment Termination Date. Repaid principal of the Advances may not be re-borrowed.

        2.2    The Advances.    A Note setting forth the specific terms of repayment will evidence each Advance. No Advance will be made for less than $1,000,000, unless less than $1,000,000 remains available under the Commitment for borrowing. Absence of a Note evidencing any portion of the Loan shall not impair Borrower's obligation to repay it to Lender.

        2.3    Terms of Payment, Repayment.

          (a)   Repayment.    Borrower shall repay the principal and pay interest on each Advance on the terms set forth in the applicable Note. Amounts not paid when due hereunder or under the Note shall bear interest at the Default Rate. If a court of competent jurisdiction determines that Lender has received payments that, if interest, would exceed the maximum lawfully permitted, Lender will instead apply such money to fees and expenses and then to early prepayment of principal.

          (b)   ACH.    All payments due to Lender must be, at Lender's option, paid to Lender in cash or through ACH. Borrower shall execute and deliver the ACH Authorization Form substantially in the form of Exhibit G. If the ACH payment arrangement is terminated for any reason, Borrower shall make all payments due to Lender at Lender's address specified in Section 11.

          (c)   Default Rate.    While an Event of Default has occurred and is continuing, interest on the Loan shall be increased to the Default Rate. Lender's failure to charge or accrue interest at the Default Rate during the existence of an Event of Default shall not be deemed a waiver by Lender of its right or claim thereto.

          (d)   Date.    Whenever any payment due under the Loan Documents is due on a day other than a business day, such payment shall be made on the next succeeding business day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

        2.4    Fees.    Borrower shall pay to Lender the following:

          (a)   Commitment Fee.    The Commitment Fee, which has been previously paid by Borrower, and shall be applied by Lender to Lender's Expenses and other Obligations;

          (b)   Late Fee.    On demand, a late charge on any sums due hereunder that are not paid within 3 days of when due, in an amount equal to 2% of the past due amount, payable on demand.

          (c)   Lender's Expenses.    When requested, all Lender's Expenses. Lender's Expenses not paid when due shall bear interest as principal at the Default Rate.

3.     CONDITIONS OF ADVANCES; PROCEDURE FOR REQUESTING ADVANCES

        3.1    Conditions Precedent to any and all Advances.    The obligation of Lender to make any Advances is subject to each and every of the following conditions precedent in form and substance reasonably satisfactory to Lender: (i) this Agreement, a Note evidencing the Advance, the Warrant, and all other UCC financing statements, and other documents required or as specified herein have been duly authorized, executed and delivered; (ii) no Default or Event of Default has occurred and is continuing; (iii) delivery of a Notice of Borrowing with respect to the proposed Advance; (iv) Lender's security interests in the Collateral are valid and first priority, except for Permitted Liens; and (v) all such other items as Lender may reasonably deem necessary or appropriate have been delivered or satisfied. The extension of an Advance prior to the receipt by Lender of any of the foregoing shall not constitute a waiver by Lender of Borrower's obligation to deliver such item.

        3.2    Procedure for Making Advances.    For any Advance, Borrower shall provide Lender an irrevocable Notice of Borrowing at least 7 business days prior to the desired Funding. Date and Lender shall only be required to make Advances hereunder based upon ' written requests which comply with the terms and exhibits of this Loan Agreement (as the same may be amended from time to time), and which are submitted and signed by a Responsible Officer. Borrower shall execute and deliver to Lender a Note and such other documents and instruments as Lender may reasonably require for each Advance made.

4.     CREATION OF SECURITY INTEREST

        4.1    Grant of Security Interest.    Borrower grants to Lender a valid, first priority, continuing security interest in all present and future Collateral in order to secure prompt, full, faithful and timely payment and performance of all Obligations.

        4.2    Inspections.    Lender shall have the right upon reasonable prior notice and during reasonable business hours to inspect Borrower's Books, including computer files, and to make copies, and to test, inspect and appraise the Collateral, in order to verify any matter relating to Borrower or the Collateral.

        4.3    Authorization to File Financing Statements.    Borrower irrevocably authorizes Lender at any time and from time to time to file in any jurisdiction any financing statements and amendments that: (i) name Collateral as collateral thereunder, regardless of whether any particular Collateral falls within the scope of the UCC; (ii) contain any other information required by the UCC for sufficiency or filing office acceptance, including organization identification numbers; and (iii) contain such language as Lender determines helpful in protecting or preserving rights against third parties. Borrower ratifies any such filings made prior to the date hereof.

5.     REPRESENTATIONS AND WARRANTIES

Borrower represents, warrants and covenants as follows:

        5.1    Due Organization and Qualification.    Borrower is a corporation duly formed, existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, Delaware, California and any state in which the conduct of its business or its ownership of property requires that it be so qualified or in which the Collateral is located except for such states (but this exception does not apply with respect to Delaware or California) as to which any failure so to qualify would not reasonably be expected to have a material adverse effect on Borrower.

        5.2    Authority.    Borrower has all corporate power and authority, and has taken all actions, and has obtained all third party consents necessary to execute, deliver, and perform the Loan Documents.

        5.3    Disclosure Schedule.    All information on the Disclosure Schedule is true, correct and complete.

        5.4    Authorization; Enforceability.    The execution and delivery hereof, the granting of the security interest in the Collateral, the incurring of the Obligations, the execution and delivery of all Loan Documents and the consummation of the transactions herein and therein contemplated have been duly authorized by all necessary action by Borrower. The Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws relating to enforcement of creditors' rights generally or by general principles of equity.

        5.5    Name and Location.    Except as set forth on the Disclosure Schedule Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office, principal place of business, and the place where Borrower maintains its records concerning the Collateral is set forth in Section 11. The Collateral is presently located at the address(es) set forth in Section 11 and on the Disclosure Schedule.

        5.6    Litigation.    All actions or proceedings pending by or against Borrower before any court or administrative agency are set forth on the Disclosure Schedule..

        5.7    Financial Statements.    All financial statements fairly represent, in all material respects, the financial condition of the Borrower as at the respective dates thereof, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of footnotes. All statements respecting Collateral that have been or may hereafter be delivered by Borrower to Lender are true, complete and correct in all material respects for the periods indicated.

        5.8    Solvency.    Borrower is solvent and able to pay its debts (including trade debts) as they come due.

        5.9    Taxes.    Borrower has filed and will file all required tax returns, and has paid and will pay all taxes it owes other than where the failure to comply would not reasonably be expected to have an adverse effect on Borrower or those being contested in good faith for which Borrower maintains adequate reserves under GAAP.

        5.10    Rights; Title to Assets.    Borrower possesses and owns all necessary assets, rights, trademarks, trade names, copyrights, patents, patent rights, franchises and licenses which it needs to conduct of its business as now operated or proposed to be operated. Borrower has good title to its assets, free and clear of any Liens, except for Permitted Liens.

        5.11    Full Disclosure.    No written representation, warranty or other statement made by Borrower in any Loan Document, certificate or statement furnished to Lender contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

        5.12    Regulated Substances.    Borrower complies and will comply with all laws respecting Regulated Substances.

        5.13    Reaffirmation.    Each Notice of Borrowing will constitute (i) a warranty and representation in favor of Lender that there does not exist any Default and (ii) a reaffirmation as of the date thereof of all of the representations and warranties contained in this Agreement and the Loan Documents.

6.     AFFIRMATIVE COVENANTS

Borrower covenants and agrees that it shall do all of the following:

        6.1    Good Standing and Compliance.    Borrower shall maintain all governmental licenses, rights and agreements necessary for its operations or business, the loss of which would reasonably be expected to have a material adverse effect on its financial condition, operations or business, and without being limited by the foregoing and comply in all material respects with all statutes, laws, ordinances and government rules and regulations to which it is subject.

        6.2    Financial Statements, Reports, Certificates.    Borrower shall deliver to Lender: (i) as soon as

prepared, and no later than 30 days after the end of each calendar month, a balance sheet, income statement and cash flow statement covering Borrower's operations during such period; (ii) as soon as prepared, but no later than 90 days after the end of the fiscal year or such other time period as reasonably approved by Borrower's Board of Directors, audited financial statements prepared in accordance with GAAP, together with an opinion that such financial statements fairly present Borrower's financial condition by an independent public accounting firm reasonably acceptable to Lender; (iii) immediately upon notice thereof, a report of any legal or administrative action pending or threatened against Borrower which is likely to result in liability to Borrower in excess of $100,000; and (iv) such other financial information as Lender may reasonably request from time to time. Financial statements delivered pursuant to subsections (i) and (ii) above shall be accompanied by a certificate signed by a Responsible Officer (each an "Officer's Certificate") in the form of Exhibit F.

        6.3    Notice of Defaults.    Upon any Default or Event of Default, an Officer's Certificate setting forth the facts relating to or giving rise thereto, and the Borrower's proposed action with respect thereto.

        6.4    Use; Maintenance.    Borrower, at its expense, shall (i) maintain the Collateral in good condition, reasonable wear and tear excepted, and will comply in all material respects with all laws, rules and regulations regarding use and operation of the Collateral and (ii) repair or replace any lost or damaged Collateral.

        6.5    Insurance.    Borrower, at its own expense, shall maintain insurance in amounts and coverages reasonably satisfactory to Lender. Each insurance shall: (i) name Lender loss payee or additional insured, as appropriate, (ii) provide for insurer's waiver of its right of subrogation against Lender and Borrower, (iii) provide that such insurance shall not be invalidated by any action of, or breach of warranty by, Borrower and waive set-off, counterclaim or offset against Lender, (iv) be primary without a right of contribution of Lender's insurance, if any, or any obligation on the part of Lender to pay premiums of Borrower, and (v) require the insurer to give Lender at least 30 days prior written notice of cancellation. Borrower shall furnish all certificates of insurance reasonably required by Lender.

        6.6    Loss Proceeds.    So long as no Event of Default has occurred and is continuing, any proceeds of insurance on or condemnation of Collateral shall, at Borrower's election and so long as Lender's security interest in such proceeds remains first priority, be used either to repair or replace such Collateral or otherwise applied to the purchase or acquisition of property useful to Borrower's business or otherwise applied to the purchase or acquisition of property useful to Borrower's business.

        6.7    Further Assurances.    At any time and from time to time, Borrower shall execute and deliver such further instruments and take such further action as Lender may reasonably request to effect the intent and purposes hereof, to perfect and continue perfected and of first priority Lender's security interests in the Collateral, and to effect and maintain ACH payment arrangements.

7.     NEGATIVE COVENANTS

Borrower will not do any of the following:

        7.1    Location of Collateral.    Change its chief executive office or principal place of business or remove, except in the ordinary course of Borrower's business, the Collateral or Borrower's Books from the premises listed in Section 11 or on the Disclosure Schedule without giving 30 days prior written notice to Lender.

        7.2    Extraordinary Transactions.    Enter into any transaction not in the ordinary course of Borrower's business, including the sale, lease, license or other disposition of its assets not in the ordinary course of Borrower's business, except as specifically provided in Section 7.3.

Notwithstanding anything contained in this Section 7.2 to the contrary, the Borrower may do any of the following: (i) declare and make any dividend or distribution payable solely in capital stock of the Borrower, (ii) convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, (iii) repurchase equity securities with the proceeds from the issuance of equity securities, (iv) undertake any merger, consolidation or acquisition not constituting a Liquidation Event, (v) make loans to employees, officers or directors relating to the purchase of equity securities of Borrower pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors in the aggregate not to exceed $100,000; (vi) make repurchases of stock from former employees or directors of Borrower under the terms of applicable repurchase agreements approved by Borrower's Board of Directors; and (vii) make repurchases for value of equity securities in connection with or pursuant to any employees benefit plan or stock option plan of the Borrower approved by Borrower's Board of Directors.

        7.3    Restructure.    Except as permitted by Section 7.2, make any material change in Borrower's financial structure or business operations (other than as a result of a bona fide equity financing with corporate, institutional, or venture capital investors or the initial public offering of Borrower's capital stock); cause a Liquidation Event; or suspend operation of Borrower's business.

        7.4    Liens.    Create, incur, assume or suffer to exist any Lien of any kind with respect to any of its property, whether now owned or hereafter acquired, except for Permitted Liens.

        7.5    Indebtedness.    Create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness or cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Indebtedness, other than Permitted Indebtedness.

        7.6    Distributions.    Except as permitted by Sections 7.2 or 7.3, pay any dividends or distributions, or redeem or purchase, any capital stock.

        7.7    Transactions with Affiliates.    Except as permitted by Sections 7.2 or 7.3, directly or indirectly enter into any transaction with any affiliate which is on terms less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated entity; provided, any such transaction shall not be a breach of this Section 7.7 if approved by a disinterested majority of the Borrower's Board of Directors.

        7.8    Compliance.    (i) Become an "investment company" under the Investment Company Act of 1940 or extend credit to purchase or carry margin stock; (ii) fail to meet the minimum funding requirements of ERISA; (iii) permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; (iv) fail to comply with the Federal Fair Labor Standards Act; or (v) violate any other material law or material regulation.

        7.9    UCC Effectiveness.    Change its name, jurisdiction of organization, or take any other action that could render Lender's financing statements misleading under the Code, without giving Lender 30 days advance written notice.

        7.10    Deposit and Securities Accounts.    Maintain any deposit accounts or accounts holding securities owned by Borrower except accounts in which Lender has obtained a perfected first priority security interest.

8.     EVENTS OF DEFAULT

Any one or more of the following shall constitute an Event of Default by Borrower hereunder:

        8.1    Payment.    Borrower fails to pay within 1 day of when due and payable in accordance with the Loan Documents any portion of the Obligations, or cancels an ACH payment or transfer Lender has initiated in conformity with the terms hereof provided, however, that an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error if Borrower had the funds to make the payment when due and makes the payment the business day following Borrower's knowledge of such failure to pay.

        8.2    Certain Covenant Defaults.    Borrower fails to perform any obligation under Section 6.5 or 6.6, or violates any of the covenants contained in Section 7.

        8.3    Other Covenant Defaults.    Borrower fails or neglects to perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Lender and has failed to cure such failure within 30 days after its occurrence.

        8.4    Attachment.    Any material portion of Borrower's assets is attached, seized, subjected to a government levy, lien, writ or distress warrant, or comes into the possession of any trustee or receiver and the same is not returned, removed, waived, stayed, discharged or rescinded within 20 days.

        8.5    Other Agreements.    There is a default in any agreement to which Borrower is a party resulting in a right by a third party, whether or not exercised, to accelerate the maturity of any Indebtedness, in an aggregate amount exceeding $100,000, subject to any applicable cure periods.

        8.6    Judgments.    One or more judgments for an aggregate of at least $100,000 is rendered against Borrower and remains unsatisfied and unstayed for more than 30 days.

        8.7    Injunction.    Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower's assets.

        8.8    Misrepresentation.    Any representation, statement, or report made to Lender by Borrower was false or misleading when made in any material respect. It is recognized by Lender that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

        8.9    Enforceability.    Lender's ability to enforce its rights against Borrower or any Collateral is impaired in any material respect, or Borrower asserts that any Loan Document is not a legal, valid and binding obligation of Borrower enforceable in accordance with its terms.

        8.10    Involuntary Bankruptcy.    An involuntary bankruptcy case remains undismissed or unstayed for 30 days or, if earlier, an order granting the relief sought is entered.

        8.11    Voluntary Bankruptcy or Insolvency.    Borrower commences a voluntary case under applicable bankruptcy or insolvency law, consents to the entry of an order for relief in an involuntary case under any such law, or consents or is subject to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or other similar official of Borrower or any substantial part of its property, or makes an assignment for the benefit of creditors, or fails generally or admits in writing to its inability to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing.

        8.12    Merger without Assumption.    Borrower or all or substantially all of Borrower's assets are acquired by or merged into any other business entity where more than 50% of Borrower's voting power is transferred by existing shareholders of Borrower, and such acquirer or resulting entity either: (i) does not pay off the Obligations at the closing of the acquisition, merger or sale; or (ii) does not provide an unconditional, unlimited guaranty of the Obligations in form and substance satisfactory to Lender and is of a credit quality unacceptable to Lender.

9.     LENDER'S RIGHTS AND REMEDIES

        9.1    Rights and Remedies.    Upon the occurrence and continuance of any Event of Default, Lender may, at its election, without notice of election and without demand, do any one or more of the following, all of which are authorized by Borrower: (i) accelerate and declare the Loan and all Obligations immediately due and payable; (ii) make such payments and do such acts as Lender considers necessary or reasonable to protect its security interest in the Collateral, with such amounts becoming Obligations bearing interest at the Default Rate; (iii) exercise any and all other rights and remedies available under the UCC or otherwise; (iv) require Borrower to assemble the Collateral at such places as Lender may designate; (v) enter premises where any Collateral is located, take, maintain possession of, or render unusable the Collateral or any part of it; (vi) without notice to Borrower, set off and recoup against any portion of the Obligations; (vii) ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral, in connection with which Borrower hereby grants Lender a license to use without charge Borrower's premises, labels, name, trademarks, and other property necessary to complete, advertise, and sell any Collateral; and (viii) sell the Collateral at one or more public or private sales.

        9.2    Power of Attorney in Respect of the Collateral.    Borrower hereby irrevocably appoints Lender (which appointment is coupled with an interest) its true and lawful attorney in fact with full power of substitution, for it and in its name to, upon an Event of Default and during the continuance thereof: (i) ask, demand, collect, receive, sue for, compound and give acquittance for any and all Collateral with full power to settle, adjust or compromise any claim, (ii) receive payment of and endorse the name of Borrower on any items of Collateral, (iii) make all demands, consents and waivers, or take any other action with respect to, the Collateral, (iv) file any claim or take any other action, in Lender's or Borrower's name, which Lender may reasonably deem appropriate to protect its rights in the Collateral, or (v) otherwise act with respect to the Collateral as though Lender were its outright owner.

        9.3    Charges.    If Borrower fails to pay any amounts required hereunder to be paid by Borrower to any third party, Lender may with notice to Borrower at its option pay any part thereof and any amounts so paid including Lender's Expenses incurred shall become Obligations, immediately due and payable, bearing interest at the Default Rate, and secured by the Collateral. Any such payments by Lender shall not constitute an agreement to make similar payments or a waiver of any Event of Default.

        9.4    Remedies Cumulative.    Lender's rights and remedies under the Loan Documents and all other agreements with Borrower shall be cumulative. Lender shall have all other rights and remedies as provided under the UCC, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence.

        9.5    Application of Collateral Proceeds.    Lender will apply proceeds of sale, to the extent actually received in cash, in the manner and order it determines in its sole discretion, and as prescribed by applicable law.

10.   WAIVERS; INDEMNIFICATION

        10.1    Waivers.    Without limiting the generality of the other waivers made by Borrower herein, to the maximum extent permitted under applicable law, Borrower hereby irrevocably waives all of the following: (i) any right to assert against Lender as a defense, counterclaim, set-off or crossclaim, any defense (legal or equitable), set-off, counterclaim, crossclaim and/or other claim (a) which Borrower may now or at any time hereafter have against any party liable to Lender in any way or manner, or (b) arising directly or indirectly from the present or future lack of perfection, sufficiency, validity and/or enforceability of any Loan Document, or any security interest; (ii) presentment, demand and notice of presentment, dishonor, notice of intent to accelerate, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (iii) the benefit of all marshalling, valuation, appraisal and exemption laws; (iv) the right, if any, to require Lender to (a) proceed against any person liable for any of the Obligations as a condition to or before proceeding hereunder; or (b) foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition to, or before proceeding hereunder; (v) any demand for possession before the commencement of any suit or action to recover possession of Collateral; and (vi) any requirement that Lender retain possession and not dispose of Collateral until after trial or final judgment.

        10.2    Lender's Liability for Collateral.    Subject to Lender's obligations under Section 9207 of the UCC, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of any Collateral; (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (iii) any diminution in the value thereof; or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person or entity whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower. Lender will have no responsibility for taking any steps to preserve rights against any parties respecting any Collateral. Lender's powers hereunder are conferred solely to protect its interest in the Collateral and do not impose any duty to exercise any such powers. None of Lender or any of its officers, directors, employees, agents or counsel will be liable for any action lawfully taken or omitted to be taken hereunder or in connection herewith (excepting gross negligence or willful misconduct), nor under any circumstances have any liability to Borrower for lost profits or other special, indirect, punitive, or consequential damages. Lender retains any documents delivered by Borrower only for its purposes and for such period as Lender, at its sole discretion, may determine necessary, after which time Lender may destroy such records without notice to or consent from Borrower.

        10.3    Indemnification.    Borrower shall, on an after tax basis, defend, indemnify, and hold Lender and each of its officers, directors, employees, counsel, partners, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Lender's Expenses and reasonable attorney's fees and the allocated cost of in-house counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, with respect to noncompliance with laws or regulations respecting Regulated Substances, government secrecy or technology export, or any Lien not created by Lender or right of another against any Collateral, even if the Collateral is foreclosed upon or sold pursuant hereto, and with respect to any investigation, litigation or proceeding before any agency, court or other governmental authority relating to this Agreement or the Advances or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The obligations in this Section shall survive the Term. At the election of any Indemnified Person, Borrower shall defend such Indemnified Person using legal counsel reasonably satisfactory to such Indemnified Person and Borrower, at the sole reasonable cost and expense of Borrower. All amounts owing under this Section shall be paid within 30 days after written demand.

11.   NOTICES

All notices shall be in writing and personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by confirmed facsimile, at the respective addresses set forth below:

If to Borrower: NovaCardia, Inc. 12651 High Bluff Drive, Suite 200 San Diego, California 92130 Attention: President and CEO FAX: (858) 509-0456	If to Lender: Lighthouse Capital Partners V, LP 500 Drake's Landing Road Greenbrae, California 94904 Attention: Contract Administrator FAX: (415) 925-3387

12.   GENERAL PROVISIONS

        12.1    Successors and Assigns.    This Agreement shall bind and inure to the benefit of the parties' respective successors and permitted assigns. Borrower may not assign any rights hereunder without Lender's prior written consent, which consent shall not be unreasonably withheld. Lender shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of any Loan Document except to a competitor of Borrower as determined in good faith by Borrower's Board of Directors.

        12.2    Time of Essence.    Time is of the essence for the performance of all Obligations.

        12.3    Severability of Provisions.    Each provision hereof shall be severable from every other provision in determining its legal enforceability.

        12.4    Entire Agreement.    This Agreement and each of the other Loan Documents dated as of the date hereof, taken together, constitute and contain the entire agreement between Borrower and Lender with respect to their subject matter and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral. This Agreement is the result of negotiations between and has been reviewed by the Borrower and Lender as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against Borrower or Lender. This Agreement may only be modified with the written consent of Lender and Borrower. Any waiver or consent with respect to any provision of the Loan Documents shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrower in any one case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

        12.5    Reliance by Lender.    All covenants, agreements, representations and warranties made herein by Borrower shall, notwithstanding any investigation by Lender, be deemed to be material to and to have been relied upon by Lender.

        12.6    No Set-Offs by Borrower.    All sums payable by Borrower pursuant to this Agreement or any of the other Loan Documents shall be payable without notice or demand and shall be payable in United States Dollars without set-off or reduction of any manner whatsoever.

        12.7    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same original instrument.

        12.8    Survival.    All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

        12.9    No Original Issue Discount.    Borrower and Lender acknowledge and agree that the Warrant is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code, which includes the Loan. Borrower and Lender further agree as between them, that the fair market value of the Warrant is $100 and that, pursuant to Treas. Reg. § 1.1273-2(h), $100 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Lender agree to prepare their federal income tax returns in a manner consistent with the foregoing and, pursuant to Treas. Reg. § 1.1273, the original issue discount on the Loan shall be considered to be zero.

        12.10    Relationship of Parties.    The relationship between Borrower and Lender is, and at all times shall remain, solely that of a borrower and lender. Lender is not a partner or joint venturer of Borrower; nor shall Lender under any circumstances be deemed to be in a relationship of confidence or trust or have a fiduciary relationship with Borrower or any of its affiliates, or to owe any fiduciary duty to Borrower or any of its affiliates. Lender does not undertake or assume any responsibility or duty to Borrower or any of its affiliates to select, review, inspect, supervise, pass judgment upon or otherwise inform any of them of any matter in connection with its or their property, the Loans, any Collateral or the operations of Borrower or any of its affiliates. Borrower and each of its affiliates shall rely entirely on their own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Lender in connection with such matters is solely for the protection of Lender and neither Borrower nor any affiliate is entitled to rely thereon.

        12.11    Choice of Law and Venue; Jury Trial Waiver.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        12.12    Confidentiality.    In handling any confidential information of Borrower, Lender will exercise the same degree of care that it exercises with respect to its own proprietary information.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

NOVACARDIA, INC.		LIGHTHOUSE CAPITAL PARTNERS V, L.P.
		By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	/s/ Randall E. Woods	By:	/s/ Thomas Conneely
Name:	Randall E. Woods	Name:	Thomas Conneely
Title:	CEO	Title:	Vice President
Exhibit A	Collateral Description
Exhibit B	Form of Note
Exhibit C	Form of Preferred Stock Warrant
Exhibit D	Form of Notice of Borrowing
Exhibit E	Form of Incumbency Certificate
Exhibit F	Form of Officers Certificate
Exhibit G	ACH Authorization
Exhibit H	Form of Negative Pledge Agreement
Exhibit I	Control Agreement
Schedule 1	Disclosure Schedule

EXHIBIT A

COLLATERAL

This FINANCING STATEMENT and SECURITY AGREEMENT covers all of Debtor's interests in all of the following types or items of property, wherever located and whether now owned or hereafter acquired, and Debtor hereby grants Secured Party a security interest therein as collateral for the payment and performance of all present and future indebtedness, liabilities, guarantees and obligations of Debtor to Secured Party, howsoever arising. Debtor agrees that said security interest may be enforced by Secured Party in accordance with the terms of all security and other agreements between Secured Party and Debtor, the California Uniform Commercial Code, or both, and that this document shall be fully effective as a security agreement, even if there is no other security or other agreement between Secured Party or Debtor:

All assets of the Debtor, all personal property of Debtor;

All "accounts", "general intangibles", "chattel paper", "contract rights", "documents", "instruments", "deposit accounts", "inventory", "farm products", "fixtures" and "equipment", as such terms are defined in Division 9 of the California Uniform Commercial Code in effect on the date hereof;

All general intangibles of every kind, including without limitation, federal, state and local tax refunds and claims of all kinds; all rights as a licensee or any kind; all customer lists, telephone numbers, and purchase orders, and all rights to purchase, lease sell, or otherwise acquire or deal with real or personal property and all rights relating thereto;

All returned and repossessed goods and all rights as a seller of goods; all collateral securing any of the foregoing; all deposit accounts, special and general, whether on deposit with Secured Party or others;

All life and other insurance policies, claims in contract, tort or otherwise, and all judgments now or hereafter arising therefrom;

All right, title and interest of Debtor, and all of Debtor's rights, remedies, security and liens, in, to and in respect of all accounts and other collateral, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, and all guarantees and other contracts of suretyship with respect to any accounts and other collateral, and all deposits and other security for any accounts and other collateral, and all credit and other insurance;

All notes, drafts, letters of credit, contract rights, and things in action; all drawings, specifications, blueprints and catalogs; and all raw materials, work in process, materials used or consumed in Debtor's business, goods, finished goods, returned goods and all other goods and inventory of whatsoever kind or nature, any and all wrapping, packaging, advertising and shipping materials, and all documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or identifying the same or the seller or manufacturer thereof;

All inventory wherever located; all present and future claims against any supplier of any of the foregoing, including claims for defective goods or overpayments to or undershipments by suppliers; all proceeds arising from the lease or rental of any of the foregoing; INVENTORY RETURNED BY DEBTOR TO IT'S SUPPLIERS SHALL REMAIN SUBJECT TO SECURED PARTY'S SECURITY INTEREST;

All equipment and fixtures, including without limitation all machinery, machine tools, motors, controls, parts, vehicles, workstations, tools, dies, jigs, furniture, furnishings and fixtures; and all attachments, accessories, accessions and property now or hereafter affixed to or used in connection with any of the foregoing, and all substitutions and replacements for any of the foregoing; all warranty and other claims against any vendor or lessor of any of the foregoing;

All investment property;

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All books, records, ledger cards, computer data and programs and other property and general intangibles at any time evidencing or relating to any or all of the foregoing; and

All cash and non-cash products and proceeds of any of the foregoing, in whatever form, including proceeds in the form of inventory, equipment or any other form of personal property, including proceeds of proceeds and proceeds of insurance, and all claims by Debtor against third parties for loss or damage to, or destruction of, or otherwise relating to, any or all of the foregoing.

NOTICE—PURSUANT TO AN AGREEMENT BETWEEN DEBTOR AND SECURED PARTY, DEBTOR HAS AGREED NOT TO FURTHER ENCUMBER THE COLLATERAL DESCRIBED HEREIN EXCEPT FOR PERMITTED LIENS, THE FURTHER ENCUMBERING OF WHICH MAY CONSTITUTE THE TORTIOUS INTERFERENCE WITH SECURED PARTY'S RIGHTS BY SUCH ENCUMBRANCER. IN THE EVENT THAT ANY ENTITY IS GRANTED A SECURITY INTEREST IN DEBTOR'S ACCOUNTS, CHATTEL PAPER, GENERAL INTANGIBLES OR OTHER ASSETS CONTRARY TO THE ABOVE, THE SECURED PARTY ASSERTS A CLAIM TO ANY PROCEEDS THEREOF RECEIVED BY SUCH ENTITY.

Notwithstanding any of the foregoing, the collateral shall not under any circumstance include, and no security interest is granted in any of the following; (i) Intellectual Property, provided, however, that the collateral shall include accounts and general intangibles and the resulting proceeds. Of such accounts and general intangibles ("Rights to Payment"). Notwithstanding the foregoing, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in the Rights to Payment, then the collateral shall automatically, and effective as of the date of the Loan and Security Agreement dated as of March 21, 2005 (the "Loan and Security Agreement") by and between Lighthouse Capital Partners V, LP. ("Lender") and NovaCardia, Inc., a Delaware corporation ("Debtor") include the Intellectual Property only to the extent necessary to permit perfection of Lender's security interest in the Rights to Payment; or (ii) the granting of a security interest therein is contrary to applicable law; provided that upon cessation of any such restriction or prohibition, such property shall automatically become part of the collateral.

"DEBTOR"	"SECURED PARTY"
NOVACARDIA, INC., a Delaware corporation	LIGHTHOUSE CAPITAL PARTNERS V, L.P. LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT B

[                             ]

SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this "Note") is made                         , 200    , by NOVACARDIA, INC. ("Borrower") in favor of LIGHTHOUSE CAPITAL PARTNERS V,  L.P. (collectively with its assigns, "Lender"). Initially capitalized terms used and not otherwise defined herein are defined in that certain Loan and Security Agreement No. 4611 between Borrower and Lender dated March 21, 2005 (the "Loan Agreement").

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("Lender's Office"), the principal sum of $                         (the "Advance"), including interest on the unpaid balance and all other amounts due or to become due hereunder according to the terms hereof and of the Loan Agreement.

"Basic Rate" means a variable per annum rate of interest equal to the Index plus the Interest Margin which shall be subject to upward or downward adjustment effective as of the day the Index is changed. On and after the Loan Commencement Date the Basic Rate shall be fixed and not subject to any further adjustments. Notwithstanding the foregoing, in no event shall the Basic Rate be less than 7%.

"Final Payment" means 4% of the Advance.

"Index" means the prevailing variable Prime Rate of annual interest as quoted from time to time in the western edition of the Wall Street Journal.

"Interest Margin" means (i) prior to the Loan Commencement Date, 4% per annum; or (ii) at the Loan Commencement Date, 1.75% per annum.

"Loan Commencement Date" means September 1, 2005.

"Maturity Date" means the last day of the Repayment Period, or if earlier, the date of prepayment under the Note.

"Payment Date" means the first day of each calendar month.

"Repayment Period" means the period beginning on the Loan Commencement Date and continuing for 36 calendar months.

1.    Repayment.    Borrower shall pay principal and interest due hereunder from the Funding Date, until this Note is paid in full, on each Payment Date pursuant to the terms of the Loan Agreement and this Note. Prior to the Loan Commencement Date, Borrower shall pay to Lender, monthly in advance on each Payment Date, interest calculated using the Basic Rate prevailing on the first business day of such calendar month. Beginning on the Loan Commencement Date and on each Payment Date thereafter during the Repayment Period, Borrower shall make equal installments of principal and interest in advance, calculated at the Basic Rate. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest outstanding hereunder, the Final Payment.

2.    Interest.    Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. Interest shall be computed on the basis of a 360 day year. All Obligations not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder will be applied to the Obligations in Lender's discretion and as provided in the Loan Agreement.

3.    Voluntary Prepayment.    Borrower may prepay the Note if and only if Borrower pays to Lender (i) the outstanding principal amount of this Note and any unpaid accrued interest; (ii) the Final Payment; and (iv) all other sums, if any, that shall have become due and payable hereunder with respect to this Note.

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4.    Collateral.    This Note is secured by the Collateral.

5.    Waivers.    Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6.    Choice of Law; Venue.    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7.    Miscellaneous.    THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

NOVACARDIA, INC.
By:
Name:
Title:

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EXHIBIT C

WARRANTS

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THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS IS AVAILABLE WITH RESPECT THERETO.

PREFERRED STOCK PURCHASE WARRANT

Warrant No.	Number of Shares: initially, 238,095 Shares Series A Preferred Stock Subject to increase as set forth below

NOVACARDIA, INC.

Effective as of March 21, 2005
Void after March 21, 2012

1.    Issuance.    This Preferred Stock Purchase Warrant (the "Warrant") is issued to LIGHTHOUSE CAPITAL PARTNERS V, L.P. by NOVACARDIA, INC., a Delaware corporation (hereinafter with its successors called the "Company").

2.    Purchase Price; Number of Shares.

          (a)   The registered holder of this Warrant (the "Holder"), commencing on the date hereof, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal office of the Company, to purchase from the Company, at a price per share of $0.84 (the "Purchase Price"), 238,095 fully paid and nonassessable shares (the "Exercise Quantity") of the Company's Series A Preferred Stock (the "Shares"), $0.001 par value (the "Preferred Stock").

          (b)   On the Commitment Termination Date, the Exercise Quantity shall automatically be increased by (i) such additional number of shares as is equal to 2% of the. Aggregate Advances under the Loan Agreement, if any, divided by (B) the Purchase Price. For purposes of clarification, the maximum number of Shares that the Exercise Quantity may be increased by is 84,000.

In addition to other terms which may be defined herein, the following terms, as used in this Warrant, shall have the following meanings:

            (i)    "Aggregate Advances" means the aggregate original dollar amount of all Advances made under the Loan Agreement, whether such Advances are outstanding or prepaid, at the time of any scheduled adjustment to the Exercise Quantity.

            (ii)   "Loan Agreement" means that certain Loan and Security Agreement No. 4611 dated March 21, 2005 between the Company and Lighthouse Capital Partners V, L.P.

Any capitalized term not defined herein shall have the meaning as set forth in the Loan Agreement.

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Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided. The person or persons in whose name or names any certificate representing shares of Preferred Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

3.    Payment of Purchase Price.    The Purchase Price may be paid (i) in cash or by check, (ii) by the surrender by the Holder to the Company of any promissory notes or other obligations issued by the Company, with all such notes and obligations so surrendered being credited against the Purchase Price in an amount equal to the principal amount thereof plus accrued interest to the date of surrender, or (iii) by any combination of the foregoing.

4.    Net Issue Election.    The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Preferred Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the principal office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Preferred Stock as is computed using the following formula:

X=Y(A-B) A
where: X =	the number of shares of Preferred Stock to be issued to the Holder pursuant to this Section 4.
Y =	the number of shares of Preferred Stock covered by this Warrant in respect of which the net issue election is made pursuant to this Section 4.
A =	the Fair Market Value (defined below) of one share of Preferred Stock, as determined at the time the net issue election is made pursuant to this Section 4.
B =	the Purchase Price in effect under this Warrant at the time the net issue election is made pursuant to this Section 4.

        "Fair Market Value" of a share of Preferred Stock (or fully paid and nonassessable shares of the Company's common stock, $0.001 par value (the "Common Stock") if the Preferred Stock has been automatically converted into Common Stock) as of the date that the net issue election is made (the "Determination Date") shall mean:

          (i)    If the net issue election is made in connection with and contingent upon the closing of the sale of the Company's Common Stock to the public in a public offering pursuant to a Registration Statement under the 1933 Act (a "Public Offering"), and if the Company's Registration Statement relating to such Public Offering ("Registration Statement") has been declared effective by the Securities and Exchange Commission, then the initial "Price to Public" specified in the final prospectus with respect to such offering multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible.

          (ii)   If the net issue election is not made in connection with and contingent upon a Public Offering, then as follows:

            (a)   If traded on a securities exchange or the Nasdaq National Market, the fair market value of the Common Stock shall be deemed to be the average of the closing or last reported sale prices of the Common Stock on such exchange or market over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible;

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            (b)   If otherwise traded in an over-the-counter market, the fair market value of the Common Stock shall be deemed to be the average of the closing ask prices of the Common Stock over the five day period ending five trading days prior to the Determination Date, and the fair market value of the Preferred Stock shall be deemed to be such fair market value of the Common Stock multiplied by the number of shares of Common Stock into which each share of Preferred Stock is then convertible; and

            (c)   If there is no public market for the Common Stock, then fair market value shall be determined in good faith by the Company's Board of Directors.

5.    Partial Exercise.    This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

6.    Fractional Shares.    In no event shall any fractional share of Preferred Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant in its entirety, the Holder would, except as provided in this Section 6, be entitled to receive a fractional share of Preferred Stock, then the Company shall,in lieu of such fractional share, make a cash payment for such fractional share uon the basis of the Purchase Price then in effect.

7.    Expiration Date; Automatic Exercise.    This Warrant shall expire at the close of business on March 21, 2012, and shall be void thereafter (the "Expiration Date"). Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence, provided, however, that the Company shall have no obligation to issue any shares of Preferred Stock hereunder until the Holder has surrendered this Warrant to the Company as provided herein.

8.    Reserved Shares; Valid Issuance.    The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Preferred Stock and Common Stock free from all preemptive or similar rights therein, as will be sufficient to permit, respectively, the exercise of this Warrant in full and the conversion into shares of Common Stock of all shares of Preferred Stock receivable upon such exercise. The Company further covenants that such shares as may be issued pursuant to such exercise and/or conversion will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

9.    Stock Splits and Dividends.    If after the date hereof the Company shall subdivide the Preferred Stock, by split-up or otherwise, or combine the Preferred Stock, or issue additional shares of Preferred Stock in payment of a stock dividend on the Preferred Stock, the number of shares of Preferred Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

10.    Adjustments for Diluting Issuances.    The other antidilution rights applicable to the Preferred Stock and the Common Stock of the Company are set forth in the Company's Certificate of Incorporation, as amended from time to time (the "Certificate"), a true and complete copy in its current form which is attached hereto as Exhibit A. Such rights shall not be restated, amended or modified in any manner which affects the Holder differently from the other holders of the same series of Preferred Stock into which this Warrant is exercisable without such Holder's prior written consent. The Company shall promptly provide the Holder hereof with any restatement, amendment or modification to the Certificate promptly after the same has been made. For clarification, the "pay to play" provisions of the Certificate apply only to the holders of Preferred Stock and not holders of warrants to acquire Preferred Stock. In no event shall the Preferred Stock be construed to mean Company's Series A-1 Preferred Stock upon or prior to the exercise hereof. After exercise, the holder of the Preferred Stock shall have the same rights as other holders of the Preferred Stock as set forth in the Certificate.

11.    Mergers and Reclassifications.    If after the date hereof the Company shall enter into any Reorganization (as hereinafter defined), then, as a condition of such Reorganization, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of

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this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Preferred Stock which might have been purchased by the Holder immediately prior to such Reorganization, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder and the provisions relating to the net issue election) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof. For the purposes of this Section 11, the term "Reorganization" shall include without limitation any reclassification, capital reorganization or change of the Preferred Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Preferred Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company.

12.    Certificate of Adjustment.    Whenever the Purchase Price is adjusted, as herein provided, the Company shall promptly deliver to the Holder a certificate of the Company's chief financial officer setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

13.    Notices of Record Date, Etc.    In the event of:

          (a)   any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, sell or otherwise acquire or dispose of any shares of stock of any class or any other securities or property, or to receive any other right;

          (b)   any reclassification of the capital stock of the Company, capital reorganization of the Company, consolidation or merger involving the Company, or sale or conveyance of all or substantially all of its assets; or

          (c)   any voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then in each such event the Company will provide or cause to be provided to the Holder a written notice thereof. Such notice shall be provided at least twenty (20) business days prior to the date specified in such notice on which any such action is to be taken.

14.    Representations, Warranties and Covenants.    This Warrant is issued and delivered by the Company and accepted by each Holder on the basis of the following representations, warranties and covenants made by the Company:

          (a)   The Company has all necessary authority to issue, execute and deliver this Warrant and to perform its obligations hereunder. This Warrant has been duly authorized issued, executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms.

          (b)   The shares of Preferred Stock issuable upon the exercise of this Warrant have been duly authorized and reserved for issuance by the Company and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

          (c)   The issuance, execution and delivery of this Warrant do not, and the issuance of the shares of Preferred Stock upon the exercise of this Warrant in accordance with the terms hereof will not, (i) violate or contravene the Certificate or bylaws, or any law, statute, regulation, rule, judgment or order applicable to the Company, (ii) violate, contravene or result in a breach or default under any contract, agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound or (iii) require the consent or approval of or the filing of any notice or registration with any person or entity.

          (d)   As long as this Warrant is, or any shares of Preferred Stock issued upon exercise of this

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  Warrant or any shares of Common Stock issued upon conversion of such shares of Preferred Stock are, issued and outstanding, the Company will provide to the Holder the financial and other information described in that certain Loan Agreement.

          (e)   As of the date hereof, the authorized capital stock of the Company consists of (i) 63,150,954 shares of Common Stock, of which 2,070,000 shares are issued and outstanding and 322,095 shares are reserved for issuance upon the exercise of this Warrant with respect to Common Stock and the conversion of the Preferred Stock into Common Stock if this Warrant is exercised with respect to Preferred Stock, (ii) 26,512,572 shares of Series A Preferred Stock, of which 26,190,477 are issued and outstanding shares; and (iii) 26,190,477 shares of Series A-1 Preferred Stock, of which none are issued and outstanding shares. Attached hereto as Exhibit B is a capitalization table summarizing the capitalization of the Company. Once per calendar quarter, the Company will provide Holder with a current capitalization table indicating changes, if any, to the number of outstanding shares of common stock and preferred stock.

15.    Registration Rights.    The Company grants to the Holder all the rights of a "Holder" under the Company's Investors' Rights Agreement dated as of August 18, 2003 (the "Rights Agreement"), including, without limitation, the registration rights contained therein, and agrees to amend the Rights Agreement so that (i) the shares of Common Stock issuable upon conversion of the Shares of Preferred Stock issuable upon exercise of this Warrant shall be "Registrable Securities," and (ii) the Holder shall be a "Holder" for all purposes of such Rights Agreement.

16.    Amendment.    The terms of this Warrant may be amended, modified or waived only with the written consent of the Holder.

17.    Representations and Covenants of the Holder.    This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder, which by its execution hereof the Holder hereby confirms:

          (a)   Investment Purpose.    The right to acquire the Preferred Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

          (b)   Accredited Investor.    Holder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

          (c)   Private Issue.    The Holder understands (i) that the Preferred Stock issuable upon exercise of the Holder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 17.

          (d)   Financial Risk.    The Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment. The Holder further acknowledges that it has had access to all information concerning the Company which it has requested.

18.    Notices, Transfers, Etc.

          (a)   Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at the address most recently provided by the Holder to the Company.

          (b)   Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment notice annexed hereto duly executed, for transfer of this

5

  Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Preferred Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

          (c)   In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of an affidavit of the Holder or other evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant

19.    No Impairment.    The Company will not, by amendment of its Certificate or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

20.    Governing Law.    The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to its principles regarding conflicts of laws.

21.    Successors and Assigns.    This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

22.    Business Days.    If the last or appointed day for the taking of any action required or the expiration of any rights granted herein shall be a Saturday or Sunday or a legal holiday in California, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.

23.    Rights as Shareholders.    No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Preferred Stock or otherwise be entitled to any voting or other rights as a shareholder (other than rights granted under the terms of this Warrant and as a "Holder" under the Rights Agreement, as "Holder" is defined in the Rights Agreement) of the Company, until this Warrant shall have been exercised and the shares purchasable upon the exercise shall have become deliverable, as provided herein.

24.    Compliance with Securities Act.    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant, and the Preferred Stock to be issued upon exercise hereof, are being acquired for investment purposes only and that such Holder will not offer, sell or otherwise dispose of this Warrant or any Preferred Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Act. This Warrant and all Preferred Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR (ii) AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, EXCEPT THAT NO SUCH OPINION SHALL BE REQUIRED IF SUCH SALE IS PURSUANT TO RULE 144 PROMULGATED UNDER THE ACT.

25.    Qualifying Public Offering.    If the Company shall effect a firm commitment underwritten public offering of shares of Common Stock which results in the conversion of the Preferred Stock into Common Stock pursuant to the Certificate in effect immediately prior to such offering, then, effective upon such conversion, this Warrant shall change from the right to purchase shares of Preferred Stock to the right to purchase shares of Common Stock, and the Holder shall thereupon have the right to purchase, at a total price equal to that payable upon the exercise of this Warrant in full, the number of shares of Common Stock which would have been receivable by the Holder upon the

6

exercise of this Warrant for shares of Preferred Stock immediately prior to such conversion of such shares of Preferred Stock into shares of Common Stock, and in such event appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including, without limitation, the provisions for the adjustment of the Purchase Price and of the number of shares purchasable upon exercise of this Warrant and the provisions relating to the net issue election) shall thereafter be applicable to any shares of Common Stock deliverable upon the exercise hereof.

26.    Value.    The Company and the Holder agree that the value of this Warrant on the date of grant is $100.

NOVACARDIA, INC.
By:
Name:
Title:

7

Subscription

To:
Date:

        The undersigned hereby subscribes for                                                               shares of Preferred Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:

Signature
Name for Registration
Mailing Address

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Net Issue Election Notice

To:	Date:

        The undersigned hereby elects under Section 4 to surrender the right to purchase shares of Preferred Stock pursuant to this Warrant The certificate(s) for such shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below:

Signature
Name for Registration
Mailing Address

1

Assignment

        For value received                                                               hereby sells, assigns and transfers unto

[Please print or typewrite name and address of Assignee]

the within Warrant, and does hereby irrevocably constitute and appoint                                                               its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:
Signature
Name for Registration
In the Presence of:

1

EXHIBIT A

Amended and Restated Certificate of Incorporation

See attached pages.

1

EXHIBIT B

Capitalization Table

1

EXHIBIT D

NOTICE OF BORROWING

                        ,

Lighthouse Capital Partners V,
L.P. 500 Drake's Landing Road
Greenbrae, CA 94904-3011

Ladies and Gentlemen:

        Reference is made to the Loan and Security Agreement No. 4611 dated as of March 21, 2005 (as it has been and may be amended from time to time, the "Loan Agreement," initially capitalized terms used herein as defined therein), between LIGHTHOUSE CAPITAL PARTNERS V, L.P. and NOVACARDIA, INC. (the "Company")

        The undersigned is the President and CEO of the Company, and hereby irrevocably requests an Advance under the Loan Agreement, and in that connection certifies as follows:

        1.     The amount of the proposed Advance is $                        . The business day of the proposed Advance is                                     .

        2.     The Loan Commencement Date for this Advance shall be September 1, 2005.

        3.     As of this date, no Event of Default, or event which with notice or the passage of time would constitute an Event of Default, has occurred and is continuing, or will result from the making of the proposed Advance, and the representations and warranties of the Company contained in Section 5 of the Loan Agreement are true and correct in all material respects.

        4.     No event that could reasonably be expected to have a material adverse effect on the ability of Borrower to fulfill its obligations under the Loan Agreement has occurred since the date of the most recent financial statements, submitted to you by the Company.

        The Company agrees to notify you promptly before the funding of the Advance if any of the matters to which I have certified above shall not be true and correct on the Funding Date.

Very truly yours,
NOVACARDIA, INC.
By:
Name:
Title:

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EXHIBIT E

INCUMBENCY CERTIFICATE

        The undersigned, Eckard Weber, M.D., hereby certifies that

1.    He/She is the duly elected and acting Chairman of the Board of NOVACARDIA, INC., a Delaware corporation (the "Company").

2.    That on the date hereof, each person listed below holds the office in the Company indicated opposite his or her name and that the signature appearing thereon is the genuine signature of each such person:

NAME	OFFICE	SIGNATURE
Randall E. Woods	President and CEO

3.    Attached hereto as Exhibit A is a true and correct copy of the Certificate of Incorporation of the Company, as amended, as in effect as of the date hereof.

4.    Attached hereto as Exhibit B is a true and correct copy of the Bylaws of the Company, as amended, as in effect as of the date hereof.

5.    Attached hereto as Exhibit C is a copy of the resolutions of the Board of Directors of the Company authorizing and approving the Company's execution, delivery and performance of a loan facility with Lighthouse Capital Partners V, L.P.

        IN WITNESS WHEREOF, the undersigned has executed this Incumbency Certificate on March 21, 2005.

NOVACARDIA, INC.
By:
Name:	Eckard Weber, M.D.
Title:	Chairman of the Board

        I, the President and CEO of the Company, do hereby certify that Eckard Weber, M.D. is the duly qualified, elected and acting Chairman of the Board of the Company and that the above signature is his or her genuine signature.

        IN WITNESS WHEREOF, the undersigned has executed and delivered this Officer's Certificate on March 21, 2005.

NOVACARDIA, INC.
By:
Name:	Randall E. Woods
Title:	President and CEO

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EXHIBIT F

OFFICER'S CERTIFICATE

        The undersigned, to induce LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender"), to extend or continue financial accommodations to NOVACARDIA, INC., a Delaware corporation (the "Borrower") pursuant to the terms of that certain Loan and Security Agreement dated March 21, 2005 (the "Loan Agreement"), hereby certifies that on the date hereof:

  1.
  I am the duly elected and acting                          of Borrower.

  2.
  I am a Responsible Officer as that term is defined in the Loan Agreement.

  3.
  The information submitted herewith is in fact what it purports to be.

  4.
  The information delivered herewith is true, correct and complete.

  5.
  Borrower is currently able to meet its obligations as they come due.

  6.
  I understand that Lender is relying upon the truthfulness, accuracy and completeness hereof in connection with the Loan Agreement.

  7.
  I will advise you if it comes to my attention that, as of the date hereof, the information submitted herewith was not in fact true, correct and complete.

        IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on                         .

NOVACARDIA, INC.
By:
Name:
Title:

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EXHIBIT G

AUTHORIZATION FOR AUTOMATIC PAYMENT

The undersigned NOVACARDIA, INC. ("Borrower") authorizes LIGHTHOUSE CAPITAL PARTNERS V, L.P. and any and all affiliated funds (collectively, "Lender") and the bank / financial institution ("Bank") named below to initiate variable debit and/or credit entries to Borrower's deposit, checking or savings accounts as designated below and to cause funds transfers to an account of Lender as payment of any and all amounts due under the Loan and Security Agreement between Borrower and Lender dated March 21, 2005 (the "Loan Agreement").

1.    Lender is hereby authorized to initiate variable debit and/or credit transactions and resulting funds transfers in Borrower's designated accounts with respect to amounts calculated by Lender to be due and owing to Lender by Borrower periodically under the Loan Agreement. Borrower consents to all such debit and/or credit transactions and resulting funds transfers and hereby authorizes Lender to take all such actions as may be required by Bank with respect to such transactions. Borrower acknowledges and agrees that such credit and/or debit entries may be made in amounts due under the Loan Agreement in order to cause timely payments as required by the terms of the Loan Agreement.

2.    Borrower hereby authorizes Lender to release to Bank all information concerning Borrower that may be necessary or desirable for Bank to investigate or recover any erroneous funds transfers that may occur.

3.    Borrower acknowledges and agrees that all such debit and/or credit transactions and funds transfers are intended to be made through an Automated Clearing House system and in compliance with the NACHA Rules and in compliance with Bank's security procedures.

4.    Borrower represents and warrants that the account information set forth below is accurate and complete and that each of the account(s) set forth below is a business account maintained in Borrower's name and for Borrower's account.

This Consent shall be effective as of March 21, 2005 and shall remain in effect until the Loan Agreement has been terminated. Any cancellation by Borrower of this consent shall (i) be made in writing and (ii) delivered to Bank and Lender in such time as to afford Bank and Lender a reasonable opportunity to act on said cancellation.

Silicon Valley Bank (Name of Borrower's Bank)
3003 Tasman Drive	Santa Clara	CA	95054

(Address of Bank)	(City)	(State)	(Zip Code)
Bank Routing Number	(between these symbols "/:" ":/" on bottom left of check)
Account Number:	33001315045 (checking/deposit/savings)	(circle one)

Copy of a voided check is attached to this form

Borrower Name:	NOVACARDIA, INC
Borrower Address:	12651 High Bluff Drive, Suite 200 San Diego, CA 92130
Authorized by:
Its:
Date authorized:

Internal ACH Authorizations from Lender:

Approved by:	Date:

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EXHIBIT H

NEGATIVE PLEDGE AGREEMENT

        THIS NEGATIVE PLEDGE AGREEMENT is made as of March 21, 2005, by and between NOVACARDIA,  INC. ("Borrower") and LIGHTHOUSE CAPITAL PARTNERS V, L.P. ("Lender").

In consideration of the Loan and Security Agreement between the parties of proximate date herewith (the "Loan Agreement"), Borrower agrees as follows:

Except as otherwise permitted in the Loan Agreement, Borrower shall not sell, transfer, assign, mortgage, pledge, lease, grant a security interest in, or encumber any of Borrower's intellectual property, including, without limitation, the following:

        (a)   Any and all copyright rights, copyright applications, copyright registration and like protection in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held (collectively, the "Copyrights");

        (b)   Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

        (c)   Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

        (d)   All patents, patent applications and like protections, including, without limitation, improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, including, without limitation, the patents and patent applications (collectively, the "Patents");

        (e)   Any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Borrower connected with and symbolized by such trademarks (collectively, the "Trademarks");

        (f)    Any and all claims for damages by way of past, present and future infringements of any of the rights included above, with the right, but not the obligation, to sue for an collect such damages for said use or infringement of the intellectual property rights identified above;

        (g)   Any and all licenses or other rights to use any of the Copyrights, Patents or Trademarks and all license fees and royalties arising from such use to the extent permitted by such license or rights;

        (h)   Any and all amendments, extensions, renewals and extensions of any of the Copyrights, Patents or Trademarks; and

        (i)    Any and all proceeds and products of the foregoing, including, without limitation, all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

It shall be an Event of Default under the Loan Agreement if there is a breach of any term of this Negative Pledge Agreement. Borrower agrees to properly execute all documents reasonably required by Lender in order to fulfill the intent and purposes hereof.

NOVACARDIA, INC.	LIGHTHOUSE CAPITAL PARTNERS V, L.P.
	By:	LIGHTHOUSE MANAGEMENT PARTNERS V, L.L.C., its general partner
By:	By:
Name:	Name:
Title:	Title:

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EXHIBIT I

CONTROL AGREEMENT

[In form and substance acceptable to Lender in its reasonable discretion]

1

Account Numbers:	33001315045

[SILICON VALLEY BANK LOGO]

DEPOSIT ACCOUNT CONTROL AGREEMENT

Customer:	NovaCardia, Inc.
Creditor:	Lighthouse Capital Partners V, L.P.
Date:	March 21, 2005

        This Deposit Account Control Agreement ("Agreement") is entered into as of the above date between Silicon Valley Bank ("Bank"), Creditor identified above ("Creditor"), and Customer identified above ("Customer").

        All parties agree as follows:

        1.     Deposit Account.    Bank maintains one or more demand, time, savings, passbook, certificates of deposit or other similar accounts that are identified above in which Customer has an interest. The referenced account(s) is (are) subject to the Bank's Deposit Agreement Disclosure Statement, unless specifically altered by this Agreement. The parties acknowledge that the Deposit Account constitutes a 'Deposit Account" within the meaning of Section 9102 of the Uniform Commercial Code of the State of California ("UCC") and Bank is a "Bank" within the meaning of Section 9102 of the UCC. The provisions of this Agreement constitute "Control" over the Deposit Account within the meaning of Section 9104 of the UCC.

        2.     Security Interests.    Pursuant to a security agreement or similar agreement identified in Exhibit A hereto ("Security Agreement"), Customer has granted to Creditor a lien on and security interest in the above account(s) and in all cash, funds, items, instruments and any other amounts now or later deposited into or held therein (collectively, the "Deposit Account"). Bank acknowledges the lien on and security interest in the Deposit Account granted by Customer to Creditor. With respect to Bank's rights pursuant to Section 6 of this Agreement, Customer has granted to Bank a security interest in the Deposit Account, or Bank has a lien or right of setoff under the UCC or other laws applicable to the Deposit Account. Creditor acknowledges the Bank's lien or right of setoff on the Deposit Account under the UCC or other laws applicable to the Deposit Account and/or the security interest in the Deposit Account granted by Customer to Bank. Customer hereby ratifies and confirms the security interests and/or liens and/or rights of setoff it has granted in the Deposit Account to Bank and Creditor.

        3.     Other Deposit Control Agreements.    Bank has entered into Deposit Account Control Agreements with the parties listed on Exhibit A attached hereto. Customer covenants and agrees that it will not enter into a deposit control agreement with any other party without Creditor's prior written consent. Bank agrees that it will not enter into a deposit control agreement with any other party with respect to the Deposit Account without Creditor's prior written consent.

        4.     Customer's Rights in Deposit Account.    For purposes of perfection under the UCC of Creditor's security interest in the Deposit Account(s), Creditor has control over the Deposit Account(s), provided that until Bank receives a Notice of Exclusive Control (as described and set forth below), Customer will be entitled to draw items on and otherwise to withdraw or direct the disposition of funds from the Deposit Account. So long as this Agreement is in effect, Customer may not close the Deposit Account without Creditor's prior written consent. Bank may close Customer's Deposit Account in accordance with Bank's business practices and as required by applicable law.

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Customer will notify Creditor if Bank closes Customer's Deposit Account.

        5.     Creditor's Control of Deposit Account.    Except as permitted in section 6 of this Agreement, and except as required pursuant to the terms of any other deposit account control agreement executed by Customer and/or referenced in Section 3 and Exhibit A to this Agreement, after Bank receives a Notice of Exclusive Control from Creditor and has had reasonable opportunity to comply with it, but no later than two Business Days ("Business Days" means days which Bank is open to the public for business and are measured in 24 hour increments) after the Notice of Exclusive Control has been validly given (in accordance with Section 13(B) below), Bank and Customer agree that: (a) Bank will comply only with    •    Creditor's instructions as to the withdrawal or disposition of any funds credited to the Deposit Account, and to any other matters relating to the Deposit Account, without Customer's further consent, and (b) Bank will not comply with any instructions from Customer concerning the Deposit Account or any funds in the Deposit Account. Creditor agrees that it will not send a Notice of Exclusive Control unless it believes that it is entitled to exercise its rights as to the Deposit Account under the Security Agreement or any of the other documents executed in connection with the Security Agreement. The Notice of Exclusive Control must be in the form set forth in Exhibit B hereto and must be signed by an authorized representative of Creditor. Creditor's instructions may include the giving of stop payment orders for any items being presented to the Deposit Account for payment. Bank will be fully entitled to rely upon such instructions from Creditor even if such instructions are contrary to any instructions or demands given by Customer. Customer confirms that Bank should follow instructions from Creditor even if the result of following such instructions is that Bank dishonors items presented for payment from the Deposit Account. Customer further confirms that Bank will have no liability to Customer for wrongful dishonor of such items in following such instructions from Creditor. Bank shall have no duty to inquire or determine whether Customer's obligations to Creditor are in default, or whether the Creditor is entitled to send a Notice of Exclusive Control.

        6.     Priorities of Security Interests; Rights Reserved by Bank.    Creditor agrees that nothing herein subordinates or waives, and that Bank expressly reserves, any and/or all of Bank's present and future rights (whether described as rights of setoff, banker's liens, chargeback or otherwise, and whether available to Bank under the law or under any other agreement between Bank and Customer concerning the Deposit Account) with respect to (a) items deposited to the Deposit Account and returned unpaid, whether for insufficient funds or for any other reason; (b) overdrafts on the Deposit Account; (c) automated clearing house entries; (d) any provisional credits granted by Bank to the Deposit Account; (e) claims of breach of the Uniform Commercial Code's transfer or presentment warranties made against Bank in connection with items deposited to the Deposit Account; (f) Bank's usual and customary charges for services rendered in connection with the Deposit Account; or (g) any lien arising in connection with any loan or other credit relationship between Customer and Bank, which lien shall be subject to the provisions of the Subordination/ Intercreditor Agreement identified in Exhibit A hereto. Creditor agrees that notwithstanding receipt of Creditor's Notice of Exclusive Control, subject to the terms and obligations in the Subordination/ Intercreditor Agreement listed in Exhibit A, Bank may exercise Bank's rights and remedies in connection with any liens, security interests or claims it may have in or on the Deposit Account as described in this Section 6.

        7.     Statements.    At Customer's expense, Bank will send copies of all statements for the Deposit Account to Creditor at Creditor's address set forth below Creditor's signature block at the end of this Agreement. Until this Agreement is terminated, Customer authorizes Bank to disclose to Creditor at Creditor's request any information concerning Customer's Deposit Account, including but not limited to the identity of any other party with which Customer and Bank have executed deposit control agreements or similar agreements.

        8.     Returned Items.    Bank will pay returned items by debiting the Deposit Account. If at any time after Creditor exercises exclusive control over the Deposit Account (a) funds are not available in the Deposit Account to cover the amount of any returned item, and (b) Customer fails to pay such amount within 15 Business Days of Bank's written demand therefor, then Creditor agrees that it will pay, within ten (10) Business Days of a written demand by Bank, any amounts owed for a returned item that is not paid in full by Customer up to the amount of the proceeds received by Creditor from the corresponding returned item.

        9.     Indemnity and Hold Harmless of Bank by Customer.    Customer hereby agrees to indemnify and hold harmless Bank, its affiliates and their

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respective directors, officers, agents and employees (each, an "Indemnified Person") against any and all claims, causes of action, liabilities, lawsuits, demands and damages (each, a "Claim") asserted by Creditor or any other party (other than an Indemnified Person), including without limitation, any and all court costs and reasonable attorneys' fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, including any Claims arising as a result of Bank's adherence (or alleged failure of adherence) to the foregoing instructions including, without limitation, Claims that allegedly result from Bank's ceasing, based on this Agreement, to permit withdrawals of or from the Deposit Account or the funds in the Deposit Account or resulting from Bank's paying over or delivering all or any part of the Deposit Account or the funds in the Deposit Account pursuant to the directions of Creditor; provided that no Indemnified Person shall be entitled to be indemnified to the extent that such Claims result from an Indemnified Person's gross negligence or willful misconduct. Customer will indemnify Creditor for any indemnity obligations Creditor owes to Bank under this Agreement.

        10.   Indemnification and Hold Harmless of Bank by Creditor.    Creditor hereby agrees to indemnify Indemnified Persons against any and all Claims asserted by Customer or any other party (other than an Indemnified Person), including, without limitation, any and all court costs and reasonable attorneys' fees, arising directly out of Bank's adherence or failure of adherence to Creditor's instructions in its Notice of Exclusive Control, including, without limitation, any Claim that arises directly out of Bank's ceasing, based on this Agreement, to permit withdrawals of or from the Deposit Account or the funds in the Deposit Account or resulting from Bank's paying over or delivering all or any part of the Deposit Account or the funds in the Deposit Account pursuant to Creditor's instructions in its Notice of Exclusive Control; provided, that no Indemnified Person shall be entitled to be indemnified (a) to the extent that such Claim results from an Indemnified Person's gross negligence or willful misconduct; (b) for any special, indirect, consequential or punitive damages asserted by Customer if the waiver in Section 11 of this Agreement is enforceable; or (c) any Claim asserted against Bank for Bank's breach of the Subordination/Intercreditor Agreement identified in Exhibit A. Creditor agrees that it will not hold Indemnified Persons liable for any Claim arising out of or relating to any Indemnified Person's performance or failure of performance under this Agreement other than those Claims that result directly from the acts or omissions of an Indemnified Person which constitute gross negligence or willful misconduct.

        11.   Waiver.    NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANYWHERE ELSE, CUSTOMER WAIVES AND AGREES THAT IT SHALL NOT SEEK FROM BANK OR CREDITOR UNDER ANY THEORY OF LIABILITY (INCLUDING WITHOUT LIMITATION ANY THEORY IN TORT), ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES RELATING TO THIS AGREEMENT.

        12.   Amendments.    This Agreement and all exhibits attached hereto may be amended only by a written agreement, signed by Bank, Creditor, and Customer.

        13.   Notices.

        (A)  Any notice, other than a Notice of Exclusive Control, or other communication provided for or allowed hereunder shall be in writing and shall be considered to have been validly given (a) when received if delivered personally (whether by messenger, hand delivery or otherwise) or by overnight delivery or by facsimile to the recipient to the address or facsimile number set forth below the signature of the applicable party hereto, or (b) 72 hours after being deposited in the United States mail, registered or certified, postage prepaid, return receipt requested, if sent to the address and addressee as set forth below the signature of the applicable party hereto. The addresses to which notices or other communications are to be given (including a Notice of Exclusive Control pursuant to subsection (B) below) may be changed from time to time by notice served as provided herein.

        (B)  A Notice of Exclusive Control shall be in writing, must be in the form set forth in Exhibit B hereto, must be delivered to the address listed below Bank's signature block at the end of this Agreement, must be delivered to Bank via hand delivery, messenger, overnight delivery or facsimile and shall be considered to have been validly given when actually received, except that a facsimile will be considered to have been validly given only when acknowledged in writing by Bank (Bank agrees that it will use its good faith effort to acknowledge receipt of such facsimile). Creditor acknowledges that Bank may not be able to respond to a Notice of Exclusive

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Control pursuant to Section 5 above, and Creditor agrees that Bank will not be held liable for any failure to respond to a Notice of Exclusive Control, if the Creditor does not deliver the Notice of Exclusive Control as set forth in this Section 13 or to the address listed below Bank's signature block at the end of this Agreement.

        In accordance with the provisions of §326 of the USA PATRIOT Act, Creditor agrees that it will provide the Bank with a copy of its formation documentation when delivering a Notice of Exclusive Control,

        14.   Integration Provision.    Except for the Subordination/Intercreditor Agreement identified in Exhibit A, this Agreement constitutes the entire agreement among Bank, Customer and Creditor with respect to Creditor's control over the Deposit Account and matters related thereto, and all prior communications, whether verbal or written, between any of the parties hereto with respect to the subject matter hereof shall be of no further effect or evidentiary value.

        15.   Counterparts.    This Agreement may be signed in counterparts that, when signed by all parties, shall constitute one agreement.

        16.   Relationship of the Parties.    Nothing in this Agreement shall create any agency or fiduciary relationship between Customer, Creditor and Bank.

        17.   Governing Law and Jurisdiction.    The parties hereto agree that this Agreement shall be governed exclusively under and in accordance with the laws of the State of California. All parties hereto each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California.

        18.   Jury Trial Waiver.    CUSTOMER, CREDITOR, AND BANK EACH WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR ALL PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

        19.   Successors.    The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives. However, Customer may not assign this Agreement without the prior written consent of the Creditor and Bank. Creditor may assign this Agreement upon written notice to Bank; provided, that such assignee must assume in a writing all of Creditor's obligations under this Agreement. Bank may assign this Agreement upon written notice to Creditor; provided, that such assignee must assume in a writing or by law all of the Bank's obligations under this Agreement.

        20.   Attorneys' Fees, Costs and Expenses.    In any action or proceeding between Bank and any other party to this agreement, the prevailing party will be entitled to recover its reasonable attorneys' fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

        21.   Termination; Survival.    Creditor may terminate this Agreement by giving Bank and Customer written notice of termination; provided that, by giving such notice, Creditor acknowledges that it will thereby be confirming that, as of the termination date, it will no longer have a perfected security interest in the Deposit Account via control pursuant to this Deposit Account Control Agreement, although Creditor may continue to have a perfected security interest in the Deposit Account by other means. Bank may terminate this Agreement by giving Creditor and Customer 30 days' prior written notice of termination. Customer may only terminate this Agreement with the written consent of Creditor; provided that, by giving such notice with Creditor's written consent, both Customer and Creditor acknowledge that they will thereby be confirming that, as of the termination date, Creditor will no longer have a perfected security interest in the Deposit Account via control pursuant to this Deposit Account Control Agreement, although Creditor may continue to have a perfected security interest in the Deposit Account by other means. Subject to the foregoing, this Agreement automatically terminates when the Deposit Account closes or when Creditor notifies Bank that all obligations owed to Creditor have been paid in full and Creditor has terminated its security interest in the Deposit Account. Sections 9, 10, 11, 17, 18 and 20 shall survive the termination of this Agreement.

        [The rest of this page intentionally left blank]

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BANK:	SILICON VALLEY BANK
By:
Title: Account Control Department
Address for Notices: Silicon Valley Bank Account Control Department 3003 Tasman Drive, Mail Sort HG180 Santa Clara, CA 95054 Telephone: 408-654-5512/408-654-3099/408-654-5506 Facsimile: 408-496-2409
CUSTOMER:	NovaCardia, Inc.		,

	a	Delaware	corporation

TIN*

By:
Name: Title:
Address for Notices: 12651 High Bluff Drive, Suite 200 San Diego, CA 92130 Telephone: (858) 509-0455 Facsimile: (858) 509-0456
CREDITOR:	Lighthouse Capital Partners V, L.P.		,
	a	Delaware
	TIN*	14-1854721
	By:	Lighthouse Management Partners V, L.L.C., its general partner
By:
Name: Title:
Address for Notices: 500 Drakes Landing Road Greenbrae, CA 94904 Attn: Contracts Administration Telephone: (415) 464-5900 Facsimile: (415) 925-3387

* Pursuant to §326 of the USA PATRIOT Act, the Bank is required to obtain a Tax Identification Number (TIN) from all parties to this Agreement

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Silicon Valley Bank
Deposit Account Control Agreement
Exhibit A

1.     "Security Agreement":

  Loan and Security Agreement dated March 21, 2005

2.     Deposit Account Control Agreements Previously Executed by Silicon Valley Bank with other Parties Asserting an Interest in the Deposit Account:

3.     Subordination/Intercreditor Agreement(s) executed by Silicon Valley Bank and Creditor:

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Silicon Valley Bank
Deposit Account Control Agreement
Exhibit B
Notice of Exclusive Control

To:	Silicon Valley Bank ("Bank")
From:		("Creditor")
Re:		("Customer")
Date:

        Pursuant to the Deposit Account Control Agreement dated                                                               ("Agreement") entered among Bank, Customer and Creditor, Creditor hereby notifies Bank of Creditor's exercise of Creditor's rights under the Agreement and directs Bank to cease complying with instructions or any directions originated by Customer or its agents. Creditor hereby certifies that it is entitled to exercise its rights under the Agreement, that Creditor has a right to all or part of the funds in the Deposit Account (as defined in the Agreement).

        Creditor understands and agrees that Bank shall have no duty or obligation whatsoever of any kind or character to determine the validity of Creditor's exercise of its rights under the Agreement or the certification above, to determine if Bank is obligated to take further instructions from Customer, or to determine whether Creditor has a right to all or part of the funds in the Deposit Account. Creditor hereby agrees to indemnify and hold harmless Bank, its affiliates, and their respective directors, officers, employees and agents pursuant to the terms of Section 10 of the Agreement.

        Creditor agrees that, upon receipt of Creditor's Notice of Exclusive Control, Bank may exercise Bank's rights and remedies as permitted under Sections 5 and 6 of the Agreement and under any applicable laws, and may need to comply with obligations pursuant to the deposit account control agreements set forth in Exhibit A of the Agreement.

        Upon execution of this Notice of Exclusive Control, Creditor must supply the Bank with a copy of their formation documentation, pursuant to §326 of the USA PATRIOT Act.

        Creditor hereby certifies that the person executing this Notice of Exclusive Control is an officer, representative or agent of Creditor authorized to act on the behalf of Creditor and to make the representations and agreements contained in this Notice of Exclusive Control.

CREDITOR:
By:
Title:
ACKNOWLEDGED BY:	SILICON VALLEY BANK
(for facsimile only)	By:
Name: Title: Date: Time:

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State Street Bank and Trust Company
1200 Crown Colony Drive
Quincy, MA 02169

ATTENTION: Kevin J. Hughes, Vice President

RE: NovaCardia, Inc.

Dear Mr. Hughes:

        All terms not defined herein but defined in the Uniform Commercial Code, as in effect from time to time in the Commonwealth of Massachusetts (the "UCC"), shall have the meanings given to such terms in Articles 8 & 9 of the UCC.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, (a) NOVACARDIA, INC., a Delaware corporation (the "Borrower"), (b) CAPITAL ADVISORS GROUP INC., a Massachusetts corporation (the "Investment Manager"), (c) LIGHTHOUSE CAPITAL PARTNERS V, L.P., a Delaware limited partnership, (the "Lender") and (d) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the "Securities Intermediary" and "Custodian"), intending to be legally bound, do hereby agree as follows:

1.     Establishment of Account.

        The Securities Intermediary hereby confirms that certain account (Account No. DE2245) (the "Account"), identified in the books of the Securities Intermediary in the name of the Borrower, has been established with and is held by the Securities Intermediary. The Account is an account to which financial assets may be credited in accordance with this Agreement.

2.     Acknowledgement of Security Interest.

        The Borrower and Securities Intermediary are parties to one or more agreements governing or relating to the establishment and administration of the Account (referred to herein, collectively if more than one, as the "Custodial Agreement"). The Securities Intermediary hereby acknowledges that the Borrower has granted to the Lender a security interest in the Borrower's rights and interests in and to the Account and all entitlements to any and all securities, investment property and other financial assets which are now or hereafter may be deposited in and credited to the Account, and in all cash balances that are credited to the Account from time to time, and in all proceeds of any of the foregoing (collectively, the "Account Assets") pursuant to the Loan Agreement between Borrower and Lender dated as of March 21, 2005.

3.     Account Control.

        3.1    Borrower Control.

          (i)    Unless and until the Securities Intermediary receives written notice from the Lender directing the Securities Intermediary that the Lender is exercising its right to exclusive control over the Account, which notice is substantially in the form attached hereto as Exhibit A (a "Notice of Exclusive Control"), or if all previous Notices of Exclusive Control have been revoked or rescinded in writing by the Lender, the Borrower (or, until the Investment Manager's receipt of notice from the Lender that it is exercising exclusive control over the Account, the Investment Manager pursuant to the Custodial Agreement) shall be entitled to exercise all rights with respect to, and to direct the Securities Intermediary with respect to, the Account and the Account Assets, including, but not limited to, the investment and re-investment of the Account Assets and the Securities Intermediary shall be entitled to deal with the Borrower (or the Investment Manager pursuant to the Custodial Agreement) as the sole and absolute owner thereof, including without limitation the sale, liquidation, purchase, trading, transfer, delivery, withdrawal, release or payment of any Account Assets, including any cash balances.

          (ii)   The Securities Intermediary shall have no responsibility or liability to the Lender for settling trades of financial assets carried in the Account at the direction of and in accordance with the instructions of the Borrower or the Investment Manager given in accordance with the Custodial Agreement, or for complying with entitlement orders concerning any Account Assets from the Borrower, if received by the Securities Intermediary prior to receipt of a Notice of Exclusive Control from the Lender or at any time after all Notices of Exclusive Control have been revoked or rescinded in writing by the Lender.

        3.2    Control by Lender.

          (i)    Promptly upon receipt by the Securities Intermediary of a Notice of Exclusive Control, but in any event, within forty-eight (48) hours thereof, each of the Securities Intermediary shall thereafter follow only the instructions of the Lender with respect to the Account and the Account Assets, and shall comply with any entitlement order (within the meaning of Section 8-102(a)(8) of the UCC) or other written instructions received from the Lender, without further consent of the Borrower or any other person, and notwithstanding any demand or notice to the contrary from the Borrower and the Lender shall be entitled to exercise all rights with respect to, and to direct the Securities Intermediary with respect to, the Account and the Account Assets, including, but not limited to, the investment and re-investment of the Account Assets and the Securities Intermediary shall be entitled to deal with the as the sole and absolute owner or controlling party thereof, including without limitation the sale, liquidation, purchase, trading, transfer, delivery, withdrawal, release or payment of any Account Assets, including any cash balances.

          (ii)   The Securities Intermediary shall be authorized to follow the instruction or any entitlement order of the Lender pursuant to this Section 3.2 with respect to the Account and the Account Assets in all respects and shall be entitled to deal with the Lender as though the Lender were the sole and absolute owner of the Account and Account Assets, including without limitation with respect to the sale, liquidation, purchase, delivery, trading, transfer, withdrawal, release or payment of any Account Assets, including any cash balances credited to the Account.

          (iii)  The Securities Intermediary shall have no responsibility or liability to the Borrower for complying with a Notice of Exclusive Control or complying with entitlement orders concerning any Account Assets originated by the Lender. The Securities Intermediary shall have no duty to investigate or make any determination as to whether a default or an event of default exists under any credit agreement between the Borrower and the Lender, and the Securities Intermediary shall comply with a Notice of Exclusive Control whether or not the Borrower may allege that no such default or event of default exists.

          (iv)  Concurrently with notifying the Securities Intermediary that it is exercising or rescinding its right of exclusive control over the Account, the Lender shall also provide written notice to the Investment Manager of such exercise or rescission.

4.     Lender Security Interest.

        This Agreement is intended by the Borrower and Lender to grant "control" of the Account Assets to the Lender in order to perfect the Lender's security interest in the Account Assets pursuant to Article 9 of the UCC. Notwithstanding the foregoing, the Securities Intermediary makes no representation with respect to and shall have no responsibility for the sufficiency of this Agreement for such purpose.

5.     Indemnification.

        In addition to the indemnities set forth in the Custodial Agreement, the Borrower hereby agrees to indemnify and hold the Securities Intermediary harmless from and against all liabilities, obligations, losses, damages, claims, costs and expenses (including without limitation attorney's fees and costs) which may be asserted against or incurred or suffered by the Securities Intermediary arising out of this Agreement or the performance of the Securities Intermediary's agreements or duties hereunder, or as a consequence of any action or omission by the Securities Intermediary pursuant to the terms of this Agreement (except for such claims which have been determined by a court of competent jurisdiction to have resulted from the Securities Intermediary's willful misconduct or gross

2

negligence). The Lender agrees to indemnify and hold the Securities Intermediary harmless from and against any and all liabilities, obligations, losses or claims which may arise as a direct result of the Securities Intermediary acting in accordance with any notice, instruction or direction received from the Lender pursuant to the terms of this Agreement (except for such claims which have been determined by a court of competent jurisdiction to have resulted from the Securities Intermediary's or Borrower's willful misconduct or gross negligence). THE SECURITIES INTERMEDIARY SHALL NOT BE LIABLE IN ANY EVENT TO THE LENDER, BORROWER, OR INVESTMENT MANAGER FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES WHICH ANY PARTY MAY INCUR OR SUFFER IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF WHETHER THE SECURITIES INTERMEDIARY KNEW OF THE LIKELIHOOD OF SUCH LOSS OR DAMAGE. This paragraph shall survive termination of this Agreement and the satisfaction or termination of the Lender's interest in the Account.

6.     Force Majeure.

        The Securities Intermediary shall not be liable for delays or errors occurring by reason of circumstances beyond the control of the parties, including, without limitation, acts of civil, military, or banking authorities, national emergencies, market disorder, labor difficulties, fire, flood or other catastrophes, acts of God, terrorism, insurrection, war, riots, failure of transportation or equipment, or failure of vendors, communication or power supply.

7.     Duties of Securities Intermediary; No Implied Obligations.

          (i)    The Securities Intermediary shall have no duties, obligations, responsibilities or liabilities with respect to the Account or the Account Assets except as and to the extent expressly set forth in this Agreement and the Custodial Agreement, and no implied duties of any kind shall be read into this Agreement against the Securities Intermediary.

          (ii)   Except for the rights in favor of the Lender agreed to herein, nothing herein shall be deemed to modify, limit, restrict, amend or supercede the terms of the Custodial Agreement, and Securities Intermediary shall remain entitled to all of the rights, indemnities, powers, immunities and protections in its favor under the Custodial Agreement. The Securities Intermediary does not herein waive or agree to subordinate, and the Securities Intermediary hereby expressly reserves, any lien, security interest and rights of offset which it is granted or to which it is entitled under the Custodial Agreement and/or applicable law.

          (iii)  Without limiting the generality of the foregoing, in no instance shall the Securities Intermediary be under any obligation to take any action to preserve, protect or exercise rights in the Account Assets (except to the extent that may be expressly required by the terms of the Custodial Agreement). It is understood that the Securities Intermediary shall have at no time any responsibility (a) for determining the value of the Account Assets, (b) for any market decline in the value of the Account Assets or (c) for notifying any person of any such decline in market value of the Account Assets.

          (iv)  The Lender hereby expressly acknowledges that the Account may include Account Assets in the nature of securities entitlements in favor of the Securities Intermediary in one or more securities accounts at one or more underlying securities intermediaries in which or through which underlying assets, or entitlements thereto, are held or credited (including without limitation, with respect to federal book-entry securities, a "security entitlement" within the meaning of applicable federal book-entry regulations). The Securities Intermediary shall have no liability for the actions or omissions of, or any errors or omissions in the records of, any such underlying securities intermediary.

          (v)   All securities and investment property now or hereafter held in the Account shall be treated as "financial assets" within the meaning of Section 8-102(a)(9) of the UCC.

          (vi)  The parties hereto acknowledge that no "security entitlement" under the UCC shall exist with respect to any financial asset held in the Account which is registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower (each such asset an "Identified

3

Security"), except to the extent such Identified Security has been specially indorsed by the Borrower to the Securities Intermediary or in blank. The parties further acknowledge and agree that any such Identified Securities received by it and credited to the Account from time to time shall (so long as so credited to the Account and so long as this Agreement remains in effect) be held by the Securities Intermediary (directly or through a Sub-Custodian, as defined below, as applicable) for the benefit of the Lender, not in its capacity as a "securities intermediary" (as defined in the UCC), but in its capacity as a custodial agent under and subject to the terms of this Agreement.

          (vii) For avoidance of doubt, the Lender hereby acknowledges that any Account Assets issued outside the United States ("Foreign Security System Assets") and held in the Account, which are held by the Securities Intermediary, a sub-custodian within the Securities Intermediary's network of sub-custodians (each a "Sub-Custodian") or a depository or book-entry system for the central handling of securities and other financial assets in which the Securities Intermediary or the Sub-Custodian are participants (each, a "Securities System") may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets (and such property shall be deemed for purposes of this Agreement not to be a financial asset held within the Account).

          (viii) The Securities Intermediary shall not change the name or the account number of the Account without the prior written consent of the Borrower and the Lender.

8.     Standard of Care.

        8.1    Custodial Agreement.    In no event shall the Securities Intermediary be liable for its failure to perform under the terms of the Custodian Agreement, except to the extent that the Securities Intermediary has acted with gross negligence or willful misconduct. The Securities Intermediary shall not be responsible for the sufficiency of this Agreement or the arrangement contemplated hereby to create, cause to attach or perfect, any security interest in favor of the Lender.

        8.2    No Implied Duties.    The Securities Intermediary shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement and the Custodial Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Securities Intermediary; without limiting the generality of the foregoing, the Securities Intermediary shall have no duty to preserve, exercise or enforce rights in the Account Assets (against prior parties or otherwise).

        8.3    Borrower Instruction.    As between the Borrower and the Securities Intermediary, except as may be otherwise expressly stated herein, the liabilities of each to the other shall be governed by the provisions of the Custodial Agreement. Instructions from a Borrower's Authorized Representative given in accordance with the terms of the Custodial Agreement to the Securities Intermediary hereunder shall also constitute Proper Instructions (as defined in the Custodial Agreement) under the Custodial Agreement. Upon the Investment Manager's receipt from the Lender of the Lender's exercise of exclusive control over the Account, the Borrower acknowledges that the Investment Manager shall have no responsibility for investing and reinvesting the Account Assets, until such time as written notice of the Lender's revocation of such exclusive control is received by the Investment Manager.

        8.4    Lender Instruction.    Notwithstanding any provision contained herein or in any other document or instrument to the contrary, the Securities Intermediary shall not be liable for any action taken or omitted to be taken at the instruction of the Lender, or any action otherwise taken or omitted to be taken under, in connection with, or pursuant to the terms of this Agreement, except for in the case of (and to the extent of) the Securities Intermediary's own gross negligence or willful misconduct.

        8.5    Certain Immunities and Protections.    Notwithstanding any provision to the contrary contained herein, the Securities Intermediary in performing hereunder:

          (i)    may in any instance where the Securities Intermediary reasonably determines that it lacks authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received appropriate

4

instructions hereunder; provided, however, that under no circumstances shall this clause (i) be construed as requiring the Securities Intermediary to obtain the consent of the Borrower in order to comply with any entitlement order originated by the Lender hereunder;

          (ii)   may consult with legal counsel, independent public accountants, or other experts selected by it in good faith, and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such experts;

          (iii)  will have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, conditions or covenants of this Agreement, or as to the terms of (or the Borrower's or Lender's compliance with) any credit agreement or related security agreement between the Borrower and Lender, or to inspect the property, books or records of the Borrower;

          (iv)  except for the representations of the Securities Intermediary set forth in Section 9, will not be responsible for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement with respect to any party other than the Securities Intermediary;

          (v)   will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by it to be genuine and to be signed or sent by the proper party or parties;

          (vi)  will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of the Securities Intermediary;

          (vii) shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by the Securities Intermediary at the address designated in (or as subsequently designated pursuant to) this Agreement;

          (viii) shall not be required by any provision of this Agreement to expend or risk the Securities Intermediary's own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its reasonable judgment could cause it to incur or suffer any significant expense or liability (including but not limited to reasonable attorneys' fees and disbursements), unless and until security or indemnity in form and amount reasonably satisfactory to the Securities Intermediary shall have been provided therefor;

          (ix)  shall not incur any liability for acts or omissions of any domestic or foreign depository, securities intermediary or book-entry system for the central handling of financial assets (except to the extent provided in the Custodial Agreement, if applicable); and

          (x)   except as expressly set forth herein, shall not be responsible for the title, validity or genuineness of any Account Asset carried in the Account at any time or times.

9.     Compliance with Legal Process and Judicial Orders.

        The Securities Intermediary shall have no responsibility or liability to the Borrower or to the Lender or to any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment or decree relating to the Account Assets subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

10.   Representations and Warranties; Covenants.

        10.1    General Representations.    Each of the parties to this Agreement represents and warrants to the other parties to this Agreement as follows:

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          (i)    it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement; and

          (ii)   this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors' rights in general or by general principles of equity whether considered in a proceeding at law or equity.

        10.2    Securities Intermediary Representations.    The Securities Intermediary represents, warrants, covenants, agrees and confirms, as of the date hereof, and at all times until the termination of this Agreement:

          (i)    that in the ordinary course of its business the Securities Intermediary maintains securities accounts for others, and that it is acting in that capacity with respect to the Account;

          (ii)   that there are to its knowledge no other agreements entered into between the Securities Intermediary and the Borrower with respect to the Account except for this Agreement, the Custodial Agreement and any related fee agreement, funds transfer agreement and data access agreement;

          (iii)  that the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodial Agreement) with any other person or entity relating to the Account or the Account Assets under which it has agreed to comply with entitlement orders (as defined in of the UCC) of such other person or entity; and

          (iv)  that the Securities Intermediary has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Borrower or any other person or entity, purporting to revoke, limit or condition the agreement of the Securities Intermediary set forth in this Agreement to comply with entitlement orders of the Lender, as set forth herein, without the Lender's express written consent.

        10.3    Notice of Third Party Claims.    If the Securities Intermediary receives written notice that any person or entity asserts a lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Account, the Securities Intermediary will undertake reasonable efforts promptly to notify the Lender and the Borrower thereof (but shall have no liability in the event of any delay or failure on its part to do so).

        10.4 The Investment Manager is executing this Agreement for the purpose of acknowledging (i) receipt of this Agreement and (ii) knowledge of its terms and conditions.

11.   Further Agreements.

        11.1    Settlement By Borrower.    The Borrower agrees with the Securities Intermediary that assets of the Borrower shall not be deposited, delivered or held in the Account until such assets have been fully paid by the Borrower.

        11.2    No Borrower Contravention of Lender Control.    After the Lender has delivered a Notice of Exclusive Control to the Securities Intermediary, unless such Notice of Exclusive Control is revoked in writing by the Lender, the Borrower agrees that it shall not give any instruction to the Securities Intermediary in respect of the Account or Account Assets without the prior written consent of the Lender.

12.   Access to Reports; Tax Reporting.

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        12.1    Information Sharing.    The Borrower hereby authorizes the Securities Intermediary to forward directly to the Lender a copy of the monthly statement of the Account which is provided by the Securities Intermediary to the Borrower, provided, however, that the Securities Intermediary failure not to forward a copy of such statement to the Lender shall not give rise to any liability hereunder.

        12.2    Tax Reporting.    All items of income, gain, expense and loss recognized in the Account which the Securities Intermediary determines that it is required by law to report to the Internal Revenue Service or any other taxing authorities shall be reported to the Internal Revenue Service or such taxing authorities under the name and taxpayer identification number of the Borrower.

13.   Interpleader.

        Notwithstanding any provision contained in this Agreement to the contrary, in the event the Securities Intermediary believes, in its reasonable opinion, that (i) a bona fide dispute exists concerning this Agreement or the disposition of any of the Account or the Account Assets, (ii) a person or entity makes a claim against the Account or the Account Assets other than Borrower or Lender, or (iii) any action under any bankruptcy, insolvency or similar law is commenced relating to the Borrower, the Securities Intermediary shall have the absolute right, at its election, to petition a court of competent jurisdiction as to the appropriate action to be taken and either deliver the Account Assets to the court in which the action is commenced or freeze the Account pending receipt of such court direction or order, whereupon the Securities Intermediary shall thereby be relieved from any further liability respecting the Account and the Account Assets and shall be held harmless by the Borrower, Investment Manager and the Bank in taking any action or refraining from taking any action if done pursuant to any direction or order given by such court.

14.   Fees and Expenses of Securities Intermediary.

        14.1    Compensation.    The Securities Intermediary shall be entitled to, and the Borrower hereby agrees to pay to the Securities Intermediary, compensation in accordance with the terms of the Custodial Agreement.

        14.2    Reimbursement For Costs.    In addition to the terms of the Custodial Agreement, the Borrower hereby agrees to pay and reimburse the Custodian for any advances, costs, expenses (including without limitation reasonable attorney's fees and costs) and disbursements that may be paid or incurred by the Custodian in connection with, this Agreement or the arrangement contemplated hereby, including any that may be incurred in performing its duties or responsibilities pursuant to the terms of this Agreement.

        14.3    Liens.    Any amounts that may be owing to the Custodian from time to time pursuant to the terms of, or as described in, this Section 14 and/or Section 5 hereof shall be deemed to be amounts owing under the Custodial Agreement, and shall be deemed to be secured by any lien, encumbrance and other rights that the Custodian may have under the Custodian Agreement and/or applicable law; and the Custodian shall be entitled to exercise such rights and interests in accordance with the terms of the Custodial Agreement.

        14.4    Advances.    Without limiting the generality of the foregoing, it is hereby expressly acknowledged and agreed by the parties that the Custodian (including its affiliates, subsidiaries and agents) shall not be obligated to advance cash or investments to, for or on behalf of the Borrower; however, if the Custodian, or its affiliates, subsidiaries or agents, does advance cash or investments for any purpose (including but not limited to securities settlements, foreign exchange contracts, assumed settlement or account overdraft) for the benefit of the Borrower, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from the Custodian's or its nominee's own gross negligence, bad faith or willful misconduct, any property at any time held pursuant to this Agreement shall be security therefore and should the Borrower fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of Company assets to the extent necessary to obtain reimbursement.

15.   Termination.

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        (a)   This Agreement may be terminated by the Securities Intermediary at any time upon not less than thirty (30) days written notice to the Borrower and the Lender. In such event, the Borrower and the Lender shall within twenty (20) days of such notice notify the Securities Intermediary in writing of the appointment of a successor custodian (including name, address, contact person and telephone number) and shall give written instruction to the Securities Intermediary to deliver the Account Assets to such successor Custodian. In the event of the failure of the Borrower and Lender to give such written notification and instruction within such twenty (20) days, the Securities Intermediary shall be entitled to petition a court of competent jurisdiction to appoint a successor (and otherwise to exercise its rights pursuant to Section 13 hereof).

        (b)   Upon the sooner to occur of (i) the Securities Intermediary's receipt of notice of the termination or release of the Lender's claim hereunder as provided in Section 16.2 hereof, (ii) delivery of the Account Assets to a successor Custodian pursuant to Section 15.6(a) hereof, or (iii) the termination of the Account in accordance with the Custodial Agreement and distribution or application of the Account Assets in accordance with the terms of this Agreement, this Agreement shall terminate and all obligations and duties of the Securities Intermediary hereunder shall immediately terminate and be discharged.

16.   Miscellaneous.

        16.1    Authorization.    The Borrower hereby directs the Securities Intermediary to comply with the terms of this Agreement.

        16.2    Release of Security Interest.    The Lender agrees to notify the Securities Intermediary promptly in writing when all obligations of the Borrower to the Lender under the credit agreement between the Borrower and Lender have been fully paid and satisfied or the Lender otherwise no longer claims any interest in the Account Assets, whichever is soonest; at which time the Securities Intermediary shall have no further liabilities or responsibilities hereunder and the Securities Intermediary's obligations under this Agreement shall terminate.

        16.3    Notices.    All notices, requests and demands to or upon the respective parties hereto shall be in writing (including by facsimile transmission) and may be sent by hand, or by confirmed facsimile transmission (confirmed promptly by mailing of the original) or by telex, answer back received, or delivery by any recognized delivery service, prepaid, or by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or to such other address as any party may hereafter notify the other respective parties hereto in writing:

(a)	If to the Securities Intermediary, then:	State Street Bank and Trust Company. 1200 Crown Colony Drive Quincy, MA 02169 Attn: Kevin J. Hughes
(b)	If to the Lender, then:	Lighthouse Capital Partners V, L.P. 500 Drake's Landing Road Greenbrae, CA 94904 Attn: Contract Administration
(c)	If to the Borrower, then:	NovaCardia, Inc. 12651 High Bluff Drive, Suite 200 San Diego, CA 92130 Attn: Chief Executive Officer
(d)	If to the Investment Manager, then:	Capital Advisors Group Inc. 29 Crafts Street Newton, MA 02458 Attn: Benjamin Campbell

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        16.4    Additional Information.    The Borrower, the Lender and the Investment Manager shall provide to the Securities Intermediary any information or documents and execute any document or instrument which the Securities Intermediary may reasonably request, deem necessary or appropriate to perform its obligations hereunder.

        16.5    Amendments in Writing; Counterparts.    This Agreement may be amended or modified only in a written document signed by all of the parties hereto. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but such counterparts together shall constitute one and the same instrument. Any proof of this Agreement shall require production of only one such counterpart.

        16.6    Severability.    If any provision of this Agreement or any portion of such *vision, or the application thereof to any person or circumstance, shall to any extent be prohibited or held invalid or unenforceable, the remainder of this Agreement or the remainder of such provision and the application thereof to other persons or circumstances (other than those as to which it is prohibited or held invalid or unenforceable) shall not be affected thereby, and each term and provision hereof shall be valid and enforced to the fullest extent permitted by law. To the extent permitted by law, the parties hereto waive any provision of law which renders any such provision or the application thereof to any person or circumstance prohibited, invalid or unenforceable in any respect.

        16.7    Successors.    This Agreement shall be binding upon the parties hereto and their respective successors and assigns.

        16.8    Governing Law; Jurisdiction of Securities Intermediary.    Each of the parties hereby agrees that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law provisions thereof, and that the Securities Intermediary's jurisdiction, for purposes of Section 8-110(e) of the UCC as it pertains to this Agreement, the Account and the security entitlements relating to the financial assets (including without limitation, the Account Assets) credited to or otherwise deposited or held in the Account, shall be the Commonwealth of Massachusetts.

        16.9    Assignment.    No party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto.

        16.10    Headings.    Any headings appearing on this Agreement are for convenience only and shall not affect the interpretation of any of the terms of this Agreement.

        16.11    Counterparts.    This Agreement may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original but all of which shall constitute but one and the same document.

[THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY]

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        IN WITNESS WHEREOF, the undersigned have executed this Agreement under their respective seals as of March 21, 2005.

STATE STREET BANK AND TRUST COMPANY
By:
Name: Title: Its duly authorized officer
LIGHTHOUSE CAPITAL PARTNERS V, L.P.
BY:	Lighthouse Management Partners V, L.L.C. its general partner
By:
Name: Title: Its duly authorized
NOVACARDIA, INC.
By:
Name: Title: Its duly authorized
CAPITAL ADVISORS GROUP INC.
By:
Name: Title:

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DESCRIPTION OF INITIAL SECURITIES

Exhibit A

11

[Lender letterhead]

State Street Bank and Trust Company
1200 Crown Colony Drive
Quincy, MA 02169
Attention: Kevin J. Hughes

NOTICE OF EXCLUSIVE CONTROL

        We hereby instruct you pursuant to the terms of that certain Account Control Agreement dated as of                                    (as from time to time amended and supplemented, the "Control Agreement") among the undersigned Lighthouse Capital Partners V, L.P. (the "Lender"), Capital Advisors Group (the "Investment Manager"), NovaCardia, Inc. (together with its successors and assigns, the "Borrower") and you, as Securities Intermediary, that you (i) shall not follow any instructions or entitlement orders of the Borrower in respect of the Account or the Collateral (as each such capitalized term is defined in the Control Agreement), and (ii) unless and until otherwise expressly instructed by the undersigned, shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Account or the Collateral.

Very truly yours,

LIGHTHOUSE CAPITAL PARTNERS V, L.P.

BY:	Lighthouse Management Partners V, L.L.C. its general partner
By:	Authorized Signatory
cc:	NovaCardia, Inc. Capital Advisors Group

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SCHEDULE 1

DISCLOSURE SCHEDULE

DEPOSIT AND SECURITIES ACCOUNTS

	Account Information:		Contact Information for Account:
Account Number 1	Company Name:	Silicon Valley Bank	Contact Name:	Deanna Mihalinec
	Address:	4445 Eastgate Mall, Suite 110	Phone:	(858) 784-3324
	City, State, Zip:	San Diego, CA 92121	Fax:	(858) 622-1424
	Phone:	(858) 784-3300	E-mail:	dmihalinec@svbank.com
	Fax:	(858) 622-1424
	Type of Account:	Corporate Checking
	Account number:	33001315045
Approximate Dollar Amount: $300K
Account Number 2	Company Name:	Capital Advisors Group/State Street Bank	Contact Name:	Glen T. Fuzy
	Address:	389 Passaic Ave.	Phone:	(973) 808-0869
	City, State, Zip:	Fairfield, NJ 07004	Fax:	(973) 808-0783
	Phone:	(973) 808-0869	E-mail:	gfuzy@capitaladvisors.com.
	Fax:	(973) 808-0783
	Type of Account:	Money Market/Investment
	Account number:	DE2245
Approximate Dollar Amount: $7.12M
Account Number 3	Company Name:		Contact Name:
	Address:		Phone:
	City, State, Zip:		Fax:
	Phone:		E-mail:
Fax:
Type of Account:
Account number:
Approximate Dollar Amount:
Account Number 4	Company Name:		Contact Name:
	Address:		Phone:
	City, State, Zip:		Fax:
	Phone:		E-mail:
Fax:
Type of Account:
Account number:
Approximate Dollar Amount:

PERMITTED LIENS

        EXISTING LIENS    None

SUBSIDIARIES

None

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LITIGATION AND ADMINISTRATIVE PROCEEDINGS

None

BUSINESS PREMISES

[TO BE PROVIDED BY BORROWER—indicate street address and landlord contact information]

	Each Location Address where Lighthouse Capital Partners has financed assets:		Landlord/Property Management Information:
Current Headquarters (Location 1)	Contact Name:	Randall Woods	Contact Name:	Deanna Delaney
	Address:	12651 High Bluff Drive, Suite 200	Company Name:	Coast Income Properties, Inc.
	City, State, Zip:	San Diego, CA 92130	Address:	4350 La Jolla Village Drive, Suite 150
	Phone:	(858) 509-0455	City, State, Zip:	San Diego, CA 92122
			Phone:	(858) 587-9192
			Fax:	(858) 587-0576
Location 2	Company Name:		Company Name:
	Address:		Address:
	City, State, Zip:		City, State, Zip:
	Phone:		Phone:
	Fax:		Fax:
Location 3	Company Name:		Company Name:
	Address:		Address:
	City, State, Zip:		City, State, Zip:
	Phone:		Phone:
	Fax:		Fax:

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QuickLinks

  Exhibit 10.17
LOAN AND SECURITY AGREEMENT
EXHIBIT A COLLATERAL
EXHIBIT B
SECURED PROMISSORY NOTE
EXHIBIT C WARRANTS
NOVACARDIA, INC.
EXHIBIT A Amended and Restated Certificate of Incorporation
EXHIBIT B Capitalization Table
EXHIBIT D NOTICE OF BORROWING
EXHIBIT E INCUMBENCY CERTIFICATE
EXHIBIT F OFFICER'S CERTIFICATE
EXHIBIT G AUTHORIZATION FOR AUTOMATIC PAYMENT
EXHIBIT H NEGATIVE PLEDGE AGREEMENT
EXHIBIT I CONTROL AGREEMENT
DEPOSIT ACCOUNT CONTROL AGREEMENT